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                                                                   EXHIBIT 10.23









                                GROWTH PROPERTIES


                          AGREEMENT AND PLAN OF MERGER



                                  DATED AS OF:


                                  July __, 2001







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                                TABLE OF CONTENTS

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ARTICLE I THE TRANSACTION.....................................................................................1

         1.1      Merger......................................................................................1
         1.2      Effects of the Merger.......................................................................2
         1.3      Succession..................................................................................2
         1.4      Capital Stock of the Company and the Transitory Subsidiary..................................2
         1.5      [Intentionally Omitted].....................................................................2
         1.6      Conversion of Stock.........................................................................2
         1.7      Adjustments to Purchase Price Paid to Holders of Common Stock...............................3
         1.8      Adjustment Procedure........................................................................3
         1.9      Payment of the Closing Estimated Purchase Price.............................................5
         1.10     Approval of Company Shareholders............................................................5
         1.11     Accounts Receivable.........................................................................5
         1.12     Dissenting Shares...........................................................................7
         1.13     Escheatment.................................................................................7

ARTICLE II THE CLOSING AND TRANSFER OF STOCK..................................................................7

         2.1      Effective Time and Closing..................................................................7
         2.2      Deliveries by the Buyer.....................................................................8
         2.3      Deliveries by the Company...................................................................9
         2.4      Exchange of Certificates; Payment to Company Shareholders..................................10
         2.5      Additional Action..........................................................................11
         2.6      Certificate of Incorporation...............................................................12
         2.7      Bylaws.....................................................................................12
         2.8      Directors and Officers.....................................................................12
         2.9      No Further Rights..........................................................................12

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................................................12

         3.1      Authority..................................................................................12
         3.2      Organization...............................................................................13
         3.3      No Conflict................................................................................13
         3.4      Capitalization and Shareholders of the Company.............................................13
         3.5      Subsidiaries...............................................................................13
         3.6      Financial Statements.......................................................................14
         3.7      Subsequent Events..........................................................................14
         3.8      Absence of Undisclosed Liabilities.........................................................15
         3.9      Banking Relationships......................................................................16
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         3.10     Insurance..................................................................................16
         3.11     Assets; Inventory..........................................................................16
         3.12     Real Estate................................................................................17
         3.13     Personal Property Leases...................................................................18
         3.14     Intellectual Property......................................................................18
         3.15     Employees..................................................................................18
         3.16     Labor Matters..............................................................................18
         3.17     Employee Benefit Plans.....................................................................19
         3.18     Licenses and Permits.......................................................................20
         3.19     Material Contracts.........................................................................20
         3.20     Taxes......................................................................................21
         3.21     Product Warranty...........................................................................22
         3.22     Legal Proceedings..........................................................................22
         3.23     Environmental Matters......................................................................23
         3.24     Compliance with Law........................................................................24
         3.25     Plant and Equipment........................................................................24
         3.26     Capital Expenditures.......................................................................25
         3.27     Brokers....................................................................................25
         3.28     Transactions with Related Parties..........................................................25
         3.29     No Implied Representation..................................................................25
         3.30     Disclosure Schedule Supplements............................................................25

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER  AND TRANSITORY SUBSIDIARY................................26

         4.1      Authority..................................................................................26
         4.2      Organization...............................................................................26
         4.3      No Conflicts...............................................................................27
         4.4      Buyer's Business Investigation.............................................................27
         4.5      Disputes or Proceedings....................................................................27
         4.6      Financing..................................................................................28
         4.7      Brokers....................................................................................28

ARTICLE V COVENANTS OF THE COMPANY...........................................................................28

         5.1      Exchange of Preferred Stock................................................................28
         5.2      Interim Conduct of Business................................................................28
         5.3      Access; Tank Verification..................................................................30
         5.4      Company's Efforts; Majority Shareholders Undertaking.......................................30
         5.5      No Shop....................................................................................30
         5.6      Approval of Company Shareholders...........................................................31
         5.7      Pay Off of Long Term Debt; Purchase of Vehicles; IntraCompany- Payables....................31
         5.8      Financial Statement Review.................................................................31
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ARTICLE VI COVENANTS OF BUYER................................................................................32

         6.1      Intentionally Omitted......................................................................32
         6.2      Records and Documents......................................................................32
         6.3      Buyer's Efforts............................................................................32
         6.4      Confidentiality............................................................................32
         6.5      Employee Matters...........................................................................32
         6.6      Insurance..................................................................................33
         6.7      Audited Financial Statements...............................................................34
         6.8      Post-Closing Tax Matters...................................................................34
         6.9      Environmental Site Assessment..............................................................35

ARTICLE VII CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.....................................................36

         7.1      Accuracy of Warranties and Performance of Covenants........................................36
         7.2      No Pending Action..........................................................................36
         7.3      No Adverse Change..........................................................................37
         7.4      No Proceeding or Litigation................................................................37
         7.5      Escrow Agreement...........................................................................37
         7.6      Closing of Related Transactions............................................................37
         7.7      Title Insurance............................................................................37
         7.8      Ability to Obtain Opinion as to Financial Statements.......................................38
         7.9      Non-Competition Agreement..................................................................38
         7.10     Dissenters.................................................................................38
         7.11     Consents of Company Shareholders...........................................................38

ARTICLE VIII CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY..............................................38

         8.1      Accuracy of Warranties and Performance of Covenants........................................38
         8.2      No Pending Action..........................................................................39
         8.3      No Proceeding or Litigation................................................................39
         8.4      Escrow Agreement...........................................................................39
         8.5      Non-Competition Agreement..................................................................39
         8.6      Closing of Related Transactions............................................................39

ARTICLE IX SURVIVAL AND INDEMNIFICATION......................................................................39

         9.1      Survival of Representations and Warranties.................................................39
         9.2      Indemnification............................................................................40
         9.3      Indemnification of the Company and the Shareholders........................................40
         9.4      Defense of Third Party Claims..............................................................41
         9.5      Liability of the Company Indemnifying Parties..............................................41
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         9.6      Liability of Buyer.........................................................................42
         9.7      Exclusivity................................................................................42
         9.8      Reduction for Reserves.....................................................................43
         9.9      Reduction for Insurance Proceeds and Tax Savings...........................................43
         9.10     Subrogation................................................................................43

ARTICLE X TERMINATION BY THE PARTIES.........................................................................43

         10.1     Events of Termination......................................................................43
         10.2     Action Upon Termination....................................................................44
         10.3     Effect of Termination......................................................................44

ARTICLE XI SHAREHOLDER REPRESENTATIVE........................................................................44

         11.1     Appointment of Shareholder Representative..................................................44
         11.2     Shareholder Representative Escrow..........................................................45
         11.3     Successor Shareholder Representative.......................................................45

ARTICLE XII GENERAL PROVISIONS...............................................................................45

         12.1     Amendments and Waiver......................................................................45
         12.2     Notices....................................................................................46
         12.3     Confidentiality............................................................................47
         12.4     No Public Announcement.....................................................................47
         12.5     Expenses...................................................................................47
         12.6     Successors and Assigns.....................................................................47
         12.7     Entire Transaction.........................................................................47
         12.8     Severability...............................................................................48
         12.9     Governing Law and Jurisdiction.............................................................48
         12.10    Dispute Resolution.........................................................................48
         12.11    Headings...................................................................................49
         12.12    Counterparts...............................................................................49
         12.13    Construction...............................................................................49
         12.14    Further Assurances.........................................................................50
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EXHIBITS

                  Exhibit A         Certificate of Merger
                  Exhibit B         Escrow Agreement
                  Exhibit C         Form of Opinion of Buyers' Counsel
                  Exhibit D         Form of Opinion of the Company's Counsel
                  Exhibit E         Form of Officer and Director Release
                  Exhibit F         Consents
                  Exhibit G         Form of Non-Competition Agreement
                  Exhibit H         Form of Articles of Incorporation



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                          AGREEMENT AND PLAN OF MERGER


                  THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of July __, 2001, by and among Growth Properties, a California corporation (the "Company"), those shareholders of the Company listed on the signature page with their shareholdings set forth underneath their names (the "Majority Shareholders"), Heritage Holdings, Inc., a Delaware corporation (the "Buyer"), and Growth Properties Merger Corp., a Delaware corporation ("Transitory Subsidiary"). The Company, the Buyer and the Transitory Subsidiary are hereinafter collectively referred to herein as the "Parties" and each as a "Party."

RECITALS

                  A. Transitory Subsidiary is a wholly owned subsidiary of Buyer. The parties desire that Buyer and Transitory Subsidiary acquire the Company in the form of a reverse triangular merger (the "Merger") of Transitory Subsidiary with and into the Company with the Company being the surviving corporation in the Merger and becoming a subsidiary of Buyer, all in accordance with the terms and conditions of this Agreement.

                  B. The Company is engaged in the business of retail marketing of propane to residential, commercial, industrial and agricultural customers (the "Business").

                  C. Defined terms used and not otherwise defined in the body of this Agreement shall have the respective meanings assigned in the Appendix attached hereto.

AGREEMENT

                  For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                    ARTICLE I
                                 THE TRANSACTION

         1.1 Merger. Subject to the terms and conditions of this Agreement and to an Agreement of Merger by and between Transitory Subsidiary and the Company, substantially in the form attached hereto as Exhibit A (the "Agreement of Merger") and in accordance with the General Corporation Law of the State of California as amended (the "GCL"), at the Effective Time (as defined in Section
2), Transitory Subsidiary shall be merged with and into the Company with the Company being the surviving corporation in the Merger ("Surviving Corporation").



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         1.2 Effects of the Merger. This Agreement and the Agreement of Merger,
the terms and conditions of which are incorporated by reference herein and made a part hereof, provide for the terms of the Merger and the manner of carrying it into effect. At the Effective Time, the Merger shall have the effects set forth in the GCL.

         1.3 Succession. As a result of the Merger, at the Effective Time:

                  (a) The separate existence of Transitory Subsidiary shall cease;

                  (b) Surviving Corporation shall become a wholly owned subsidiary of Buyer; and

                  (c) Surviving Corporation shall possess all the rights, privileges, immunities, powers, franchises, properties and assets of the Company and Transitory Subsidiary, and shall become liable for all the debts, liabilities and duties of the Company and Transitory Subsidiary to the same extent as if said debts, liabilities and duties had been incurred or contracted by it, all as provided in the GCL.

         1.4 Capital Stock of the Company and the Transitory Subsidiary. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Common Stock or any shares of capital stock of the Transitory Subsidiary and subject to Section 1.12, each share of Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and each outstanding share of common stock of the Transitory Subsidiary shall be converted into one fully paid non-assessable share of Common Stock of Surviving Corporation.

         1.5 [Intentionally Omitted]

         1.6 Conversion of Stock. Subject to Section 1.12 and the provisions below and in the Agreement of Merger, at the Effective Time, by virtue of the Merger and without any action by any person, all of the outstanding shares of capital stock of the Company (the "Common Stock"), shall be converted into the right to receive an aggregate sum of $1,849,817 in cash (the "Purchase Price"), as adjusted in the manner provided in Section 1.7 and payable in the manner described in Section 2.2. At the Effective Time and subject to Section 1.12, all Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate which immediately prior to the Effective Time represented outstanding Common Stock shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented outstanding Common Stock shall cease to have any rights with respect thereto, except the right to receive a portion of the Purchase Price as provided herein and except to the extent provided in Section 1.12. The Purchase Price shall be allocated among the holders of the Common Stock as follows:

                  (a) Common Stock. Except for Dissenting Shares, each share of Common Stock of the Company outstanding immediately prior to the Effective Time



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shall, by virtue of the Merger, be converted into the right to receive, without interest, $29.3496 in cash, as adjusted in the manner described in Section 1.7 of this Agreement and payable in the manner described in Section 2.2, and subject to the provisions of Section 11.2 of this Agreement and the provisions of the Escrow Agreement;

                  (b) Dissenting Shares. The portion of the Purchase Price attributable to Dissenting Shares that arises from the exercise of appraisal rights for Common Stock outstanding immediately prior to the Effective Time (the "Dissenters Proceeds") shall be payable in the manner described in Sections 2.2 and 2.4, and such Dissenters Proceeds shall be subject to the provisions of
Section 11.2 of this Agreement and the provisions of the Escrow Agreement.

         1.7 Adjustments to Purchase Price Paid to Holders of Common Stock. The portion of the Purchase Price payable to the holders of Common Stock shall be
(i) decreased dollar-for-dollar by the amount of Assumed Debt (as described in Section 5.7), and (ii) increased by the amount of the Benefit Expense Proration. (For purposes of this Agreement, the "Benefit Expense Proration" shall equal the expense paid in advance by the Company and its Subsidiaries with respect to the Benefit Plans for the month in which the Closing occurs, prorated for the number of days that elapse in such month until the Closing Date). In addition, the portion of the Purchase Price payable to the holders of Common Stock shall be adjusted for (x) the difference between U.S. $191,361 and the Company's Net Working Capital (as defined on Schedule 1.7) as of the Closing Date (the "Adjustment Amount"), and (y) the difference between U.S. $830,904 and the Company's cash and cash equivalents as of the Closing Date (the "Cash Adjustment Amount"). Net Working Capital shall be calculated in accordance with the accounting principles set forth on Schedule 1.7 attached hereto (collectively, the "Accounting Principles.

         1.8 Adjustment Procedure

                  (a) The Shareholder Representative will prepare and will cause the Company's certified public accountants to review consolidated financial statements ("Closing Financial Statements") of the Company as of the Closing Date and for the period from the date of the Interim Balance Sheet (as defined in Section 3.6 below) through the Closing Date, including a computation of the Company's cash and cash equivalents (the "Final Cash Amount"), Net Working Capital, Assumed Debt and Benefit Expense Proration as of the Closing Date. The Shareholder Representative will deliver the Closing Financial Statements (together with detail and working papers reasonably required for Buyer's review including tax accruals for the short tax period ending at the Closing) to the Buyer within sixty days after the Closing Date. If, within thirty days following delivery of the Closing Financial Statements, the Buyer has not given the Shareholder Representative notice of its objection to the Closing Financial Statements (such notice must contain a detailed statement of the basis of the Buyer's objection), then the Company's Final Cash Amount and Net Working Capital and



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Assumed Debt and Benefit Expense Proration reflected in the Closing Financial
Statements will be used in computing the amount to be paid by Buyer for the Company's cash and cash equivalents and the Adjustment Amount, the amount of the Assumed Debt and the Benefit Expense Proration amount. If the Buyer gives such notice of objection, then the issues in dispute will be submitted to such nationally recognized accounting firm (other than Arthur Andersen) as the Parties may designate (the "Accountants"), for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) the Buyer and the Shareholder Representative each will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to the Shareholder Representative and the Buyer or its Subsidiaries (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any materials relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to the Shareholder Representative and the Buyer by the Accountants, will be made within sixty days of submission and will be binding and conclusive on the Buyer and the Company Shareholders; and (iii) the Buyer and the Company Shareholders will each bear one-half of the fees of the Accountants for such determination.

                  (b) On the tenth business day following the final determination of the Cash Adjustment Amount, the Adjustment Amount, the amount of the Assumed Debt and the Benefit Expense Proration, if the Purchase Price, as adjusted in the manner provided herein, is greater than the Estimated Purchase Price paid by the Buyer pursuant to Section 1.9, the Buyer will deposit with the Exchange Agent the difference together with the Net Working Capital Holdback described in Section 2.2(a)(ii), and if such Purchase Price is less than such Estimated Purchase Price (the "Purchase Price Shortfall"), (i) the Escrow Agent will pay to the Buyer the amount by which the Purchase Price Shortfall exceeds the Net Working Capital Holdback, if the Purchase Price Shortfall is greater than the amount of the Net Working Capital Holdback, or (ii) the Buyer shall deposit with the Exchange Agent the amount by which the Net Working Capital Holdback exceeds the Purchase Price Shortfall, if the amount of the Net Working Capital Holdback is greater than the Purchase Price Shortfall. All payments will be made together with interest at 8% per annum beginning on the Closing Date and ending on the date of payment. Deposits made with the Exchange Agent shall be made by wire transfer of immediately available funds and will be allocated to the holders of Common Stock (and the interest in the Common Stock represented by Dissenting Shares) as provided in Section 1.6. Payment to the Buyer (other than under its representative right attributable to Dissenting Shares) shall be made out of the Escrow Fund (as defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement and be debited against the amount otherwise payable to the holders of Common Stock and the interest in the Common Stock represented by Dissenting Shares from the Escrow Fund.



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         1.9 Payment of the Closing Estimated Purchase Price. Not later than two
(2) business days prior to the Closing Date, the Company shall prepare and deliver to the Buyer a statement setting forth a good faith estimate of (i) the Net Working Capital as of the Closing Date (the "Estimated Net Working Capital") prepared in accordance with the Accounting Principles, (ii) the amount of Assumed Debt as of the Closing Date (the "Estimated Assumed Debt"), and (iii) the amount of the Benefit Expense Proration as of the Closing date (the "Estimated Benefit Expense Proration"). The "Estimated Purchase Price" shall mean an amount equal to the following:

                           (i) if the Estimated Net Working Capital is greater than or equal to $191,361, then the Purchase Price plus (a) the excess of the Estimated Net Working Capital over $191,361, and (b) the Estimated Benefit Expense Proration, less the Estimated Assumed Debt; and

                           (ii) if the Estimated Net Working Capital is less than $191,361, then the Purchase Price plus the Estimated Benefit Expense Proration, less the excess of $191,361 over the Estimated Net Working Capital and less the Estimated Assumed Debt.

         1.10 Approval of Company Shareholders. The Company shall, as soon as practicable after the Company's receipt of consents of a majority of the holders of the Common Stock to the adoption of this Agreement, but in no event later than five (5) days after the date hereof, distribute a statement (the "Shareholder Information Statement") and any other such notices as may be required by Section 1201 of the GCL to all holders of the Common Stock (the "Shareholders"). Such Shareholder Information Statement shall give notice of the Company's receipt of consents of a majority of the holders of the Common Stock to the adoption of this Agreement and notice of the appraisal rights of the Company Shareholders as required by Section 1301 of the GCL and request adoption of this Agreement.

         1.11 Accounts Receivable. At the Closing, the accounts receivable of the Company and its Subsidiaries as of the Closing Date (the "Accounts Receivable"), less a reserve placed in a sub-account of the Escrow in an amount equal to ten percent (10%) of their face amount (the "A/R Reserve Escrow"), shall be determined. As of the date four (4) months (the "Collection Period") following the Closing, Buyer shall determine in good faith the amount, if any, by which the Accounts Receivable exceed the actual collection of such Accounts Receivable after applying any applicable customer deposits or credits made or given prior to the Closing Date with respect to such Accounts Receivable or the transactions giving rise thereto (the "Accounts Receivable Deficiency") at the expiration of such Collection Period. Buyer shall, within twenty (20) days following the expiration of such Collection Period, provide the Shareholder Representative with reasonably satisfactory evidence of the amount of the Accounts Receivable Deficiency and the components thereof, and subject to the provisos below, shall cause the Surviving Corporation and its Subsidiaries, or their



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successors or assigns, to assign to the Shareholder Representative any such
Accounts Receivable which have not been collected within the Collection Period, and any rights to interest and/or penalties relating thereto, provided that:

         (i) Buyer may elect to cause the Surviving Corporation to retain any such Accounts Receivable, in which event the aggregate amounts of such Accounts Receivable shall be excluded in determining the Accounts Receivable Deficiency; or

         (ii) Buyer may elect to return the uncollected Accounts Receivable to the Shareholder Representative at their book value to determine the Accounts Receivable Deficiency.

Except where (i) a customer that owes an Account Receivable is on a COD basis on the day of the Closing, or (ii) Buyer in good faith, causes the Surviving Corporation or its Subsidiaries, or their successors in interest, to convert a customer to COD basis after Closing, the first payments received by the Surviving Corporation or its Subsidiaries, or their successors in interest, from such customer shall be applied to the payment of the oldest outstanding balance of such customer's account. Payments made to the Surviving Corporation or its Subsidiaries, or their successors in interest, by any such customer for products sold by the Surviving Corporation or its Subsidiaries, or their successors in interest, on a COD basis shall not be applied to the Accounts Receivable that existed prior to the Closing, but shall be retained exclusively by the Surviving Corporation or its Subsidiaries, or their successors in interest. Buyer agrees to notify the Shareholder Representative at the time it causes the Surviving Corporation or its Subsidiaries, or their successors in interest, to place any customer on a COD basis.

Buyer agrees to use its best efforts to collect Accounts Receivable, but shall not be required to cause the Surviving Corporation or its Subsidiaries to institute legal action for any collection.

On or about the date three (3) months after the Closing Date, Buyer shall provide the Shareholder Representative with a status report setting forth in reasonable detail Buyer's collections of, and collection efforts with respect to, the Accounts Receivable and confer with the Shareholder Representative regarding appropriate steps to be taken to collect unpaid Accounts Receivable.

                  Within 25 days after the Shareholder Representative's receipt of Buyer's written notice of the Accounts Receivable Deficiency, Buyer shall receive from the A/R Reserve Escrow the Accounts Receivable Deficiency, with interest on such Accounts Receivable Deficiency as earned on such amount under the A/R Reserve Escrow. In the event that the A/R Reserve Escrow is insufficient to satisfy the Accounts Receivable Deficiency, then such insufficiency shall be deducted from the Escrow Fund. In the event the amount of the A/R Reserve Escrow exceeds the



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Accounts Receivable Deficiency, then the Escrow Agent shall promptly transfer the excess to the Shareholder Representative Escrow and Buyer shall so instruct the Escrow Agent.

         1.12 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Common Stock outstanding immediately prior to the Effective Time and held by a holder of record who has delivered a written demand for purchase of such shares by the Company in accordance with Section 1301 of the GCL ("Dissenting Shares") shall not be converted or otherwise treated as provided in
Section 1.4 hereof, but shall have the rights afforded to such holder under
Section 1301 of the GCL, unless and until such holder fails to perfect or effectively withdraws or otherwise loses his right to require the Company to purchase such shares under the GCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or otherwise loses his right to require the Company to purchase such holder's shares, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the merger consideration as provided in Section 1.6(a) or Section 1.6(b) hereof, as appropriate, and to which such holder is entitled, without interest thereon. The Company shall give Buyer prompt notice of any demands received by the Company for purchase of Common Stock by the Company pursuant to Section 1301 of the GCL and prior to the Effective Time, Buyer shall have the right to participate in all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, except with the prior written consent of Buyer, make any payment with respect to, or offer to settle, any such demands.

         1.13 Escheatment. Notwithstanding anything in this Agreement to the contrary, neither the Exchange Agent nor any Party hereto shall be liable to a former Shareholder for any cash delivered to a public official pursuant to applicable escheat or abandonment property laws.

                                   ARTICLE II
                        THE CLOSING AND TRANSFER OF STOCK

         2.1 Effective Time and Closing. The Merger shall become effective at the time that the Agreement of Merger, together with Officers' Certificates of the Company and Transitory Subsidiary and any other documents required by law to effect the Merger (collectively, the "Merger Documents"), shall have been filed and recorded with the Secretary of State of the State of California in accordance with the provisions of Section 1103 of the GCL and become effective in accordance with Section 110 of the GCL. As used herein, the term "Effective Time" shall mean the date and time when the Merger becomes effective. As used herein, the term "Effective Date" shall mean the day on which the Effective Time occurs. The Parties agree to execute, deliver and cause to be filed with the California Secretary of State the Merger Documents within three (3) business days after the conditions to Closing have either been fulfilled or waived, or at such other time as may be mutually agreed upon by the



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Parties. A closing (the "Closing") shall take place on the Effective Date at the offices of Sheppard, Mullin, Richter & Hampton, LLP, Four Embarcadero Center, Suite 1700, San Francisco, California 94111 or at such other time and place as the Parties hereto may mutually agree upon for the Closing to take place. Upon consummation, the Closing shall be deemed to have taken place as of the close of business on the Closing Date.

         2.2 Deliveries by the Buyer. At the Closing, the Buyer shall deliver the following:

                  (a) By wire transfer of immediately available funds to a bank or trust company to be designated by the Shareholder Representative at least ten
(10) days prior to the Closing and reasonably satisfactory to the Buyer (the "Exchange Agent") (a portion of which shall be placed into the Shareholder Representative Escrow as provided in Section 11.2 herein), an aggregate amount equal to the Estimated Purchase Price, reduced by (i) an amount (the "Escrow Amount") equal to twenty percent (20%) of the excess of the Estimated Purchase Price over $831,640 (the "Specified Cash Amount"), to be deposited in the Escrow (the "Escrow") with the Escrow Agent pursuant to the terms of the Escrow Agreement, (ii) a sum equal to twenty percent (20%) of the Estimated Net Working Capital (such sum, the "Net Working Capital Holdback"), and (iii) the A/R Reserve Escrow amount, to be deposited into a sub-account of the Escrow as provided in Section 1.11 (such aggregate amount, as so reduced, the "Preliminary Merger Consideration").

                  (b) By wire transfer of immediately available funds to the account of U.S. Bank (the "Escrow Agent"), an amount equal to the Escrow Amount and the A/R Reserve Escrow amount to be held pursuant to the terms of the Escrow Agreement by and among the Buyer, the Shareholder Representative (as defined herein) and the Escrow Agent in substantially the form attached hereto as Exhibit B (the "Escrow Agreement");

                  (c) The Escrow Agreement, executed on behalf of the Buyer;

                  (d) The Non-Competition Agreement, executed on behalf of the Buyer;

                  (e) An opinion of the Buyer's counsel in the form attached as Exhibit C;

                  (f) A Certificate of the Secretary of the Buyer as to the resolutions authorizing the transactions contemplated hereby and a Certificate of an executive officer of the Buyer reaffirming, and updating as necessary, the Buyer's representations and warranties contained in Article IV;

                  (g) The Certificate of the Secretary of the Buyer certifying true and correct copies of the Buyer's board of directors resolutions approving and authorizing the transactions contemplated hereby;

                  (h) The Certificate of the Secretary of the Transitory Subsidiary certifying true and correct copies of the Transitory Subsidiary's board of directors resolutions approving and authorizing the transactions contemplated hereby;

                  (i) The Agreement of Merger duly executed by the President and Secretary of the Transitory Subsidiary;

                  (j) An officers' certificate of the Transitory Subsidiary pursuant to Section 1103 of the GCL (the "Officers' Certificate"), and

                  (k) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

         2.3 Deliveries by the Company. At the Closing, the Company shall deliver the following:

                  (a) All Company records including the accounting books and records, minute books, stock records and bylaws of the Company and the Subsidiaries together with the stock certificates representing the ownership of the Subsidiaries by the Company;

                  (b) The Articles of Incorporation of the Company (and any amendments thereto) certified as of a recent date by the Secretary of State of the State of California;

                  (c) The Escrow Agreement, executed by the Shareholder Representative;

                  (d) The Non-Competition Agreement executed by Nancy Bunting-Cline, Gregory Bunting and George Bunting;

                  (e) An opinion of the Company's counsel in the form attached as Exhibit D;

                  (f) A Certificate of Good Standing of the Company and each Subsidiary certified as of a recent date by the Secretary of State of the State of such entity's incorporation;

                  (g) Resignations from all of the Company's directors and officers;

                  (h) A Certificate of an executive officer of the Company reaffirming, and updating as necessary, on behalf of the Company, the Company's representations and warranties contained in Article III;

                  (i) UCC lien releases with respect to the financing statements listed on Schedule 3.11 filed with respect to the Company or its Subsidiaries to the extent such releases or terminations have not been provided to Buyer prior to the Closing;

                  (j) A release signed by each of the officers and directors of the Company and its Subsidiaries in the form of Exhibit E;

                  (k) The consents described on Exhibit F;

                  (l) A termination agreement terminating on or prior to the closing the Consulting Agreement dated December 1, 1997 with John Christopher Bunting described in Schedule 3.28 and the Company's obligations thereunder;

                  (m) A termination agreement terminating on or prior to the Closing the Workforce Proposal and Agreement dated December, 1996 described in
Schedule 3.28 and the Company's obligations thereunder;

                  (n) The Certificate of the Secretary of the Company certifying true and correct copies of (i) the Company's Board of Directors' resolutions approving and authorizing the transactions contemplated hereby, (ii) the Shareholder List updated as of Closing, (iii) the consents of the Majority Shareholders, and that such consents have not been revoked or rescinded and are in full force and effect, and (iv) the consents to the Merger of the other Shareholders received by the Company as of the Closing Date, and that to such officer's knowledge, such consents have not been revoked or rescinded and are in full force and effect;

                  (o) The Agreement of Merger duly executed by the President and the Secretary of the Company;

                  (p) An officers' certificate of the Company pursuant to
Section 1103 of the GCL ("Officers' Certificate"); and

                  (q) Such other instruments or documents as may be necessary or appropriate to carry out the transactions contemplated hereby.

         2.4 Exchange of Certificates; Payment to Company Shareholders. As promptly as practicable after the Effective Time (but in no event more than five business days thereafter), the Buyer shall cause the Exchange Agent to mail to each holder as reflected on the Shareholder List of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of the Common Stock (other than canceled shares)
(i) a letter of transmittal

(which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash to which such holder is entitled pursuant to this Agreement. Upon surrender to the Exchange Agent of a Certificate for cancellation, together with a letter of transmittal, duly executed and completed in accordance with the instructions hereto, and such other documents as reasonably may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a check in an amount equal to the Preliminary Merger Consideration that such holder has the right to receive pursuant to this Agreement in respect of the Common Stock formerly represented by the Certificates tendered by such holder, and the Certificate so surrendered shall forthwith be canceled. The Exchange Agent shall report periodically to Buyer and the Shareholder Representative on a weekly basis as to the status of the payment procedure until all payments have been made.

                  The Preliminary Merger Consideration shall be payable to the holders of Common Stock and to the Buyer with respect to the Dissenting Shares in proportion to their respective interests in such consideration.

                  In the event of a transfer of ownership of shares of Common Stock which is not registered in the transfer records of the Company, cash to which such holder is entitled pursuant to this Agreement may be delivered to a transferee if the Certificate representing such shares of Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.4, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the applicable consideration described in this Agreement, without interest thereon. From and after the Effective Time, the holders of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto, except for the right to receive such cash upon surrender of the Certificates representing Common Stock. The Exchange Agent shall be authorized to pay the cash attributable to any certificate theretofore issued which has been lost or destroyed, upon receipt of (i) satisfactory evidence of ownership of the shares of Common Stock represented thereby and (ii) in Buyer's reasonable discretion, either an appropriate bond or appropriate indemnification. The expenses of the Exchange Agent shall be borne equally by Buyer and the Company, with the Company's portion to be paid or accrued on the Closing Balance Sheet.

         2.5 Additional Action. The Surviving Corporation may, at any time after the Effective Time, take any action, including executing and delivering any document, in the name and on behalf of either Surviving Corporation or the Transitory Subsidiary, in order to consummate the transactions contemplated by this Agreement.

         2.6 Certificate of Incorporation. The Articles of Incorporation of the Company shall be amended in the Merger to read in their entirety as set forth on Exhibit H hereto and, as amended, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with the provisions thereof and hereof and applicable law.

         2.7 Bylaws. The bylaws of the Surviving Corporation shall be the same as the bylaws of the Transitory Subsidiary immediately prior to the Effective Time, except that the name of the corporation set forth therein shall be changed to California Western Gas Company.

         2.8 Directors and Officers. The directors of the Transitory Subsidiary shall become the initial directors of the Surviving Corporation as of the Effective Time, and the officers of Transitory Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualify.

         2.9 No Further Rights. Except as provided in Section 1.12 herein or by law (i) from and after the Effective Time, no Common Stock shall be deemed to be outstanding, and (ii) the holders of shares of Common Stock shall cease to have any rights with respect thereto.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company hereby represents and warrants to the Buyer that except as provided in the Schedules referred to herein:

         3.1 Authority. Subject to adoption of this Agreement by its Shareholders, the Company has full corporate power and authority and has taken all corporate action necessary to execute and deliver this Agreement, the Escrow Agreement and to carry out the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject, however, to the approval of the Shareholders and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditor's rights or by equitable principles generally. Upon the adoption of this Agreement by the holders of a majority of the outstanding Common Stock, the Merger Documents when filed with the Secretary of State of California, are legally sufficient to effect the Merger of the Transitory Subsidiary into the Company as contemplated by the Agreement of Merger.

         3.2 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full power and authority to own, lease and operate its assets and to carry on the Business. The Company is duly licensed, registered and qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the ownership, leasing or operation of its assets or the conduct of its business requires such qualification, except where the failure to be so licensed, registered or qualified would not have a material adverse effect upon its assets or operations. Schedule 3.2 sets forth each state or other jurisdiction in which the Company is licensed or qualified to do business.

         3.3 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien or, except as set forth in Schedule 3.3, the termination or acceleration of any indebtedness or other obligation of the Company, and are not prohibited by, do not violate or conflict with any provision of, and do not constitute a default under or a breach of (a) the Articles of Incorporation or Bylaws of the Company, (b) any Material Contract (as defined in Section 3.19 below), (c) any order, writ, injunction, decree or judgment of any court or governmental agency, or (d) any law, rule or regulation applicable to the Company. No approval, authorization, registration, consent, notice, order or other action of or filing with any Person, including any Governmental Entity, is required for the execution and delivery by the Company of this Agreement or the consummation of the transactions contemplated hereby, other than as set forth on
Schedule 3.3.

         3.4 Capitalization and Shareholders of the Company. The authorized capital stock of the Company consists of 500,000 shares of Common Stock. As of the date hereof, 63,027 shares of Common Stock are duly issued, outstanding, fully paid and non-assessable, and were not issued in violation of any preemptive, subscription or other right of any Person to acquire securities. There is no outstanding subscription, option, convertible or exchangeable security, preemptive right, warrant, call or agreement (other than this Agreement) relating to the Common Stock or other obligation or commitment to issue any shares of Common Stock. There are no voting trusts or other agreements, arrangements or understandings applicable to the exercise of voting or any other rights with respect to any Common Stock. On or prior to the Closing, the Company shall deliver to the Buyer a schedule which, to the Company's Knowledge, shall be a true and correct listing of each shareholder of the Company, and such shareholder's address, together with the number and type of shares held by such holder as of the date thereof, based on the Company's current shareholder records (the "Shareholder List").

         3.5 Subsidiaries. The Company is the record and beneficial owner of a majority of the outstanding capital stock of the corporations, if any, listed on
Schedule 3.5 attached hereto (such majority owned corporations, if any, are referred to in this Agreement and the Schedules hereto as the "Subsidiaries"). The equity capital stock of each Subsidiary is as set forth in Schedule 3.5. The number of issued and outstanding shares of capital stock of each Subsidiary owned beneficially and of record by the Company are set forth on Schedule 3.5 and all of such shares are owned free and clear of any Liens and have been duly authorized, validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of shareholders. No options, warrants or other rights to acquire, sell or issue shares of capital stock of any of the Subsidiaries, whether upon conversion of other securities or otherwise, are outstanding. Except for the Company's ownership of the capital stock of the Subsidiaries and except as may be set forth on the Interim Balance Sheet, neither the Company nor any Subsidiary, either directly or indirectly, owns an equity interest in any other corporation, limited liability company, partnership or other entity other than as set forth on Schedule 3.5, which Schedule accurately describes the nature of the Company's or its Subsidiary's interest in such entity and the number and type of shares of stock or other equity interest held in such entity.) With respect to the shares held by the Company in California Western Gas Company as shown on Schedule 3.5, such shares are owned by the Company free and clear of any Liens, have been duly authorized, validly issued, are fully paid and non-assessable, and have not been issued in violation of any preemptive rights of shareholders, and there are no options, warrants or other rights to acquire or sell such shares.

         3.6 Financial Statements. The Company has delivered to the Buyer (i) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of each of the fiscal years ended June 30, 2000, 1999 and 1998, and the statements of income for each of such years, and (ii) an unaudited consolidated balance sheet of the Company and its Subsidiaries as at April 30, 2001 (the "Interim Balance Sheet") and the related statement of income for the 10 months then ended. Except as set forth on Schedule 3.6, all such balance sheets and the notes thereto fairly present in all material respects the financial position of the Company and its Subsidiaries as of the respective dates thereof and such statements of income and the notes thereto fairly present in all material respects the results of operations for the periods therein referred to, all in accordance with GAAP but subject, in the case of interim financial statements, to normal year-end adjustments.

         3.7 Subsequent Events. Except as set forth on Schedule 3.7, since May 1, 2001, the Company has been operated only in the ordinary course of business and there has not been any (i) material adverse change in the assets, liabilities, financial condition, earnings, properties, business, customer base or results of operations, (ii) damage, destruction or condemnation with respect to any material asset or property owned, leased or otherwise used by the Company or any Subsidiary, whether or not covered by insurance, (iii) declaration, setting aside or payment of any dividend whether in cash, stock or property with respect to the Common Stock or any redemption or other acquisition of the Common Stock by the Company, (iv) change by the Company in accounting methods, practices or principles, or (v) other material transaction not in the ordinary course of business entered into by the Company or any

Subsidiary. Without limiting the foregoing, except as set forth on Schedule 3.7 and in each case, except in the ordinary course of business, since May 1, 2001 to the date hereof, neither the Company nor any Subsidiary has:

                  (a) sold, leased, transferred or otherwise disposed of any tangible assets or property related to the business of the Company or canceled, compromised, released or assigned any debt or claim relating to the business of the Company, in each case, in an amount individually in excess of $10,000;

                  (b) created any Lien on any of the assets of the Company;

                  (c) made (or committed to make) capital expenditures in an aggregate amount in excess of $10,000 in any month;

                  (d) instituted, settled or agreed to settle any litigation, action or proceeding before any Governmental Entity, except for settlement of workers' compensation and similar claims or other claims for personal injury, in each case not in excess of $10,000;

                  (e) assumed, guaranteed, endorsed or otherwise become responsible for the obligations of any Person;

                  (f) granted any increase in compensation or fringe benefits;

                  (g) agreed, undertaken, or committed to carry out any investigation, assessment, remediation or response action regarding the presence or possible presence of hazardous substances;

                  (h) except for Material Contracts listed on Schedule 3.19, entered into any material agreement, contract, license, lease, arrangement or commitment; or

                  (i) authorized or entered into any binding commitment (whether written or oral) to take any of the types of actions described in the foregoing paragraphs (a) through (h).

         3.8 Absence of Undisclosed Liabilities. Except (i) as reflected elsewhere in this Agreement, (ii) as shown in Schedule 3.8, (iii) as reflected in the Interim Balance Sheet, (iv) for liabilities which would be fully covered by insurance (except for normal deductible amounts), or (v) for liabilities and obligations incurred in the ordinary course of business consistent with past practices, neither the Company nor any Subsidiary has any liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise, which individually or in the aggregate would subject the Company or a Subsidiary to a liability in excess of $10,000.

         3.9 Banking Relationships. Schedule 3.9 sets forth a correct and complete list of all banks and financial institutions in which the Company or any Subsidiary has an account, deposit, safe-deposit box, lock box or line of credit or other loan facility, and the names of all Persons authorized to draw on those accounts or deposits, or to borrow under such lines of credit or other loan facilities, or to obtain access to such boxes.

         3.10 Insurance. Schedule 3.10 sets forth a correct and complete list (including the name of the insurer, coverage, self-retention and expiration date) of all binders and policies of fire, casualty, liability, product liability, workers' compensation, vehicular and other insurance purchased from outside parties and held by the Company or any Subsidiary on behalf of the Company or any Subsidiary in effect as of the date hereof. All policies and binders listed on Schedule 3.10 are valid and binding in accordance with their terms, have been in full force and effect continuously for the three (3) years prior to the date hereof, and are in full force and effect as of the date hereof. Except for claims set forth on Schedule 3.10, there are, as of the date hereof, no outstanding unpaid claims under any such policy or binder, and, except as set forth on Schedule 3.10, neither the Company nor any Subsidiary has received any notice of cancellation or non-renewal of any such policy or binder. The Company's liability insurance policy described on Schedule 3.10 is an occurrence-based policy. Schedule 3.10 sets forth (i) each pending claim under the Company's or any Subsidiary's insurance policies, and except as set forth on
Schedule 3.10, each such claim has been accepted by the insurer without reservations as covered under the applicable policy; and (ii) each person or entity not employed by the Company or a Subsidiary that is covered under any policy or binder of the Company as a named insured and the terms of the agreement or understanding for the maintenance of such coverage(s) including any payments made to the Company or any Subsidiary for such coverage.

         3.11 Assets; Inventory.

                  (a) Except as set forth on Schedule 3.11, the Company and each Subsidiary has good title to all of its properties, or has possession of all leased properties, necessary for operation of the business of the Company as presently conducted, including all of the assets reflected on the Interim Balance Sheet (but excluding any Real Estate, as to which Section 3.12 applies), free and clear of any Lien, except for:

                           (i) properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Interim Balance Sheet; and

                           (ii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith, so long as such contest does not involve any substantial danger of the sale, forfeiture or loss of any material asset of the Company and the Subsidiaries necessary for the operation of the Business as presently conducted.

                  (b) All propane inventory of the Company is (i) of a quality sufficient to meet industry specifications, and (ii) of a quantity usable by the Company and saleable at normal selling prices in the normal course of the Business.

         3.12 Real Estate.

                  (a) Schedule 3.12 sets forth a correct and complete list (including the street address) of each parcel of real property owned by the Company or a Subsidiary (the "Real Estate"). Schedule 3.12 also correctly sets forth for certain properties included in the Real Estate the approximate dates such properties were acquired by the Company or its Subsidiaries. The Company or such Subsidiary is the legal and equitable owner of all right, title and interest in, has good title to, and is in possession of, the Real Estate, free and clear of all tenancies except as set forth on Schedule 3.12 or other possessory interests, security interests, conditional sale or other title retention agreements, Liens, options, and rights of first refusal, except as set forth on Schedule 3.12 except as disclosed in the policies of title insurance to be obtained by Buyer pursuant to Section 7.7 or any preliminary title reports obtained in connection therewith, and except those that will not prohibit the use of the Real Estate immediately after the Closing (assuming for this purpose that legal ownership of the Real Estate had been transferred to Buyer as of the Closing Date) in substantially the same manner as such Real Estate is currently used.

                  (b) Except as set forth on Schedule 3.12, since the date of the Interim Balance Sheet, no portion of any Real Estate has been condemned, requisitioned or otherwise taken by any public authority, and, to the Company's Knowledge, no such condemnation, requisition or taking is threatened or contemplated.

                  (c) Prior to the Closing, the Company will have delivered to the Buyer correct and complete copies of all title insurance policies, abstracts, title reports, and existing surveys, environmental audits and similar reports, if any, in the possession of the Company with respect to each parcel of Real Estate.

                  (d) Schedule 3.12 sets forth a correct and complete list of each parcel of real property leased by the Company or a Subsidiary (the "Real Estate Leases"). The Company or a Subsidiary is in peaceable possession of the premises covered by each Real Estate Lease. Except as disclosed on Schedule 3.12, neither the Company nor any Subsidiary is in default under any Real Estate Lease to which it is a party, where such default would prohibit the use of such property immediately after the Closing in substantially the same manner as such property is currently used. At least

5 business days prior to the Closing, the Company will have provided to the Buyer correct and complete copies of each Real Estate Lease.

         3.13 Personal Property Leases. Schedule 3.13 sets forth a correct and complete list of all leases of personal property to which the Company or any Subsidiary is a party which provides for payment or performance by either party thereto involving an aggregate annual payment or performance obligation of $10,000 or more (the "Personal Property Leases"). The Company or a Subsidiary is in peaceable possession of the property covered by each Personal Property Lease. Neither the Company nor any Subsidiary is in default under any Personal Property Lease to which it is a party, where such default would prohibit the use of such property immediately after the Closing in substantially the same manner as such property is currently used.

         3.14 Intellectual Property. Schedule 3.14 sets forth a correct and complete list of all patents, registered trademarks, registered trade names, registered service marks and registered copyrights owned by the Company or a Subsidiary and pending applications for any of the foregoing (the "Intellectual Property"). Schedule 3.14 sets forth a correct and complete list of all licenses and other agreements relating to any Intellectual Property. Except as set forth in Schedule 3.14, with respect to the Intellectual Property, (a) no action, suit, proceeding or investigation is pending or, to the Company's Knowledge, threatened; (b) to the Company's Knowledge, none of the Intellectual Property interferes with, infringes upon, conflicts with or otherwise violates the rights of others or is being interfered with or infringed upon by others, and none is subject to any outstanding order, decree, judgment, stipulation or charge; and
(c) there are no royalties, commissions or similar arrangements, and no licenses, sublicenses or agreements, pertaining to any of the Intellectual Property.

         3.15 Employees. Schedule 3.15 sets forth a correct and complete list of all written agreements with employees of the Company or any Subsidiary regarding services to be rendered, terms and conditions of employment, and compensation as of the date hereof (the "Employment Contracts"). For purposes of the Agreement, the term "Employees" shall include leased employees of the Company or any Subsidiary. Schedule 3.15 sets forth a correct and complete list of all Employees of the Company, including name, title or position, the present annual compensation (including bonuses, commissions and deferred compensation), and any interests in any incentive compensation plan. Except as set forth on Schedule 3.15, there are no claims or proceedings pending or, to the Company's Knowledge, threatened involving any Employees.

         3.16 Labor Matters. Neither the Company nor any Subsidiary has a collective bargaining, union or labor agreement or other arrangement with any group of Employees, labor union or employee representative(s). The Company and each Subsidiary is in compliance with all federal, state or other applicable laws respecting employment and employment practices and terms and conditions of employment, including, without limitation, health and safety, and wage and hour. No unfair labor practice complaint is pending against the Company or any Subsidiary before the National Labor Relations Board or any similar agency. There is no labor strike, slow down or work stoppage pending or, to the Company's Knowledge, threatened against the Company or any Subsidiary.

         3.17 Employee Benefit Plans.

                  (a) Schedule 3.17 sets forth a correct and complete list of each of the following, whether funded or unfunded, qualified or unqualified (all the following being herein called "Benefit Plans"), maintained or contributed to by the Company or a Subsidiary for the benefit of any of its officers, Employees or other persons: any (i) "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or "employee pension benefit plan" (as defined in Section 3(2) of ERISA) ("Pension Plans"); (ii) any bonus, profit sharing, deferred compensation, incentive or other compensation plan or arrangement; (iii) any termination or severance agreements or contracts; or (iv) any other employee fringe benefit plans. Without limiting the foregoing, Schedule 3.17 specifically discloses any obligation of the Company or any Subsidiary to provide post-retirement health benefits to current or former employees of the Company or any Subsidiary.

                  (b) Except as set forth in Schedule 3.17, each Benefit Plan and any related trust agreement or annuity contract or any other funding instrument complies in all material respects with the provisions of applicable law, including ERISA and the Code, and all necessary governmental approvals for the Benefit Plans have been obtained. There are no actions, suits, or claims (other than routine claims for benefits) pending or, to the Company's Knowledge, threatened, against or with respect to any Benefit Plan or the assets of any such Benefit Plan, and to the Company's Knowledge no facts exist that would likely give rise to any actions, suits or claims (other than routine claims for benefits) against such Benefit Plans or assets. Neither the Company, nor, to the knowledge of the Company, any other "disqualified person" or "party in interest" (as defined in Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has engaged in any transaction in connection with any Benefit Plan that violates Section 406 or 407 of ERISA or that could reasonably be expected to result in the imposition on the Company of a penalty pursuant to Section 502 of ERISA, damages pursuant to Section 409 of ERISA or a tax pursuant to Section 4975 of the Code. Each Pension Plan is qualified in form under Section 401(a) of the Code, the Internal Revenue Service has issued a favorable determination letter with respect to each Pension Plan, and to the Company's Knowledge no event has occurred that will or would likely give rise to a disqualification under Section 401(a) of the Code. No Pension Plan is subject to the provisions of Title IV of ERISA.

                  (c) With respect to each "employee pension benefit plan" set forth in Schedule 3.17: (i) all contributions (including the Company and any Subsidiary contributions, and Employee salary redirection contributions) have been paid or accrued for any period ending on or before the Closing Date; (ii) resolutions shall have been adopted before the Closing Date terminating each such employee pension benefit plan with a termination date which precedes the Closing Date and all Employees of the Company and any Subsidiary, as applicable, have been 100% vested; and (iii) the distribution process will begin pursuant to the terms of such plan.

                  (d) Prior to the Closing, the Company shall have furnished to the Buyer correct and complete copies of (i) the plan documents and summary plan descriptions (including any summaries of material modifications), (ii) the most recent determination letter received from the Internal Revenue Service, (iii) the two most recent Form 5500 Series Annual Reports required to be filed for each such Benefit Plan, (iv) all related trust agreements, insurance contracts or other funding agreements which implement such Benefit Plan, and (v) all service agreements that affect such Benefit Plan.

         3.18 Licenses and Permits. Schedule 3.18 contains a correct and complete list of each license, permit, certificate, approval, exemption, franchise, registration or authorization issued to the Company or a Subsidiary by a governmental body or agency where the failure to have such license or permit would prohibit the Company or any Subsidiary from carrying on the Business as presently conducted (collectively, the "Licenses and Permits"), other than certain Cal OSHA Division of Industrial Safety Permits ("DIS Permits") obtained by the Company or its subsidiaries in the normal course of business. The Licenses and Permits and material DIS Permits are valid and in full force and effect and there are not pending nor, to the Company's Knowledge, threatened, any proceedings which would likely result in the termination, revocation, limitation or impairment of any License or Permit or material DIS Permit. The Licenses and Permits and DIS Permits constitute all material licenses and permits necessary under applicable laws, rules and regulations for the Company to conduct its business as such business is now being conducted.

         3.19 Material Contracts. Except for Real Estate Leases, Personal Property Leases, licenses of Intellectual Property, Benefit Plans and Employment Contracts (which are set forth on other Schedules hereto), Schedule 3.19 sets forth a correct and complete list of all instruments, commitments, agreements, arrangements and understandings in effect as of the date hereof related to the Business of the Company and each Subsidiary to which the Company or a Subsidiary is a party or by which any of its assets are subject or bound and meeting any of the criteria set forth below (the "Material Contracts"):

                  (a) Loan agreements, security agreements and promissory notes; and

                  (b) Any other contract, commitment, agreement, arrangement or understanding related to the Business which (i) provides for payment or performance by any party thereto involving an aggregate annual payment or performance obligation of $10,000 or more, (ii) is not terminable without payment or penalty on sixty (60) days (or less) notice, or (iii) is with any affiliate of the Company or any officers or directors of the Company. Prior to the Closing Date, correct and complete copies of each Material Contract identified on Schedule 3.19 shall be delivered or made available to the Buyer; provided, however, that the Company shall not be required to disclose the identity of any individual customer, reseller or other agent or provide any customer lists to the Buyer (but the other provisions of any Material Contract shall be provided) until all conditions to Closing have been satisfied or waived. To the Company's Knowledge, each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms. No event has occurred which is or, after the giving of notice or passage of time, or both, would constitute a default under or a breach of any Material Contract by the Company or any Subsidiary, or, to the Company's Knowledge, by any other party. There is no Lien on the Company's or any Subsidiary's interest under any Material Contract.

         3.20 Taxes.

                  (a) The Company and each of the Subsidiaries has paid all federal, state and local taxes (including, but not limited to, income, profits, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital, transfer, withholding, employment, unemployment compensation, payroll and property taxes) and other governmental charges and assessments, including any deficiencies, interest, additions to tax or interest and penalties with respect thereto (collectively "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof, and shall timely pay any Taxes required to be paid by it on or prior to the Closing Date for periods ending on or before the Closing Date. The provisions for Taxes (as opposed to any reserve for deferred taxes established to reflect timing differences between book and tax income), including federal, state and local income taxes on the Interim Balance Sheet are sufficient for the payment of all Taxes due with respect to the conduct of the Business of the Company and the Subsidiaries and the effect of the consummation of the Related Transactions at the Closing up to and through the date of the Interim Balance Sheet and the Closing Date, but excluding the effects of any transaction that occurs on the Closing Date after the Closing contemplated by this Agreement and the closing of the Related Transactions have occurred (for purposes of eliminating doubt, the transactions the effects of which shall be excluded pursuant to the immediately preceding phrase beginning with the word "but" include Buyer's liquidation of the Company by merger or otherwise upon or after the Closing under this Agreement, the effects of any such liquidation being solely the responsibility of Buyer notwithstanding any provision of this Agreement that might be construed to the contrary).

                  (b) The Company and each of the Subsidiaries has timely filed all tax returns required to be filed by them through the date hereof, and the Company shall prepare and timely file, in a manner consistent with prior years and applicable law, all tax returns required to be filed on or before the Closing Date.

                  (c) Except as set forth in Schedule 3.20, no penalties or other charges are or will become due with respect to the late filing of any tax return of the Company or any Subsidiary required to be filed for any period ending on or before the Closing Date.

                  (d) With respect to all tax returns of the Company and the Subsidiaries, except as set forth on Schedule 3.20, to the Company's Knowledge, no audit is in progress, and no extension of time is in force with respect to any date on which any such return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax, and (ii) copies of such returns supplied to Buyer in the data room (i.e. for the tax years 1999, 1998, 1997 and 1996) are true and correct in all material respects).

                  (e) Except as set forth on Schedule 3.20, neither the Company nor any Subsidiary is a party to, nor is bound by or has any obligation under any tax sharing, tax indemnification or similar agreement.

                  (f) Neither the Company nor any of the Subsidiaries currently has a permanent establishment in any foreign country or engages or has previously engaged in a trade or business in any foreign country. Neither the Company nor any of the Subsidiaries is a foreign person within the meaning of Code Section 1445.

         3.21 Product Warranty. To the Company's Knowledge, all products processed, distributed, shipped or sold by the Company or any Subsidiary conform with all applicable contractual commitments, except where a failure to conform by the Company or a Subsidiary (i) would not permit the other party to terminate such contract, or (ii) have a material adverse effect on the Company or any Subsidiary. No products distributed, sold or delivered by the Company or a Subsidiary prior to the date of this Agreement are now subject to any guarantee, express warranty, claim for product liability, or patent or other indemnity, other than those set forth or described in Schedule 3.21.

         3.22 Legal Proceedings. Except as set forth in Schedule 3.22, neither the Company nor any Subsidiary is engaged in or is a party to or, to the Company's Knowledge, threatened with any action, suit, proceeding, complaint, charge, hearing, investigation or arbitration or other method of settling disputes or disagreements (other than environmental claims as to which Section
3.23 applies). As of the date hereof, neither the Company nor any Subsidiary has received notice of any investigation threatened by any Governmental Entity. As of the date hereof, except as set forth in

Schedule 3.22, neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction, stipulation or decree of any court or any Governmental Entity or any arbitrator.

         3.23 Environmental Matters. Except as set forth in Schedule 3.23:

                  (a) Neither the Company nor any Subsidiary has received written notice from any Governmental Entity that the Company or any Subsidiary is not in compliance in all material respects with all applicable federal and state laws and regulations in effect on the date hereof relating to pollution or the environment under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C.A. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C.A. Section 6901 et seq., the Clean Water Act, 33 U.S.C.A. Section 1251 et seq., the Clean Air Act, 42 U.S.C.A. Section 7401 et seq., and laws and regulations relating to emissions, spills, leaks, discharges, releases or threatened releases of any "hazardous substance," or "hazardous waste," as defined therein, petroleum and petroleum products, natural gas or synthetic gas, special nuclear or by-product material, as defined by the Atomic Energy Act of 1954, 42 U.S.C.A. Section 3011 et seq., and the regulations promulgated thereto and "hazardous chemical," as defined in 29 C.F.R. Part 1910 or otherwise relating to the manufacture, possession, distribution, use, treatment, storage, disposal, transport or handling of such material (such laws and regulations being hereinafter referred to as "Environmental Laws");

                  (b) Neither the Company nor any Subsidiary is and has not in the past 5 years been, in violation of, or charged with, convicted of, or to the Company's Knowledge investigated for any violation of any federal, state or local Environmental Law or regulation by any court, governmental body or agency with respect to the Real Estate or in the Company's or such Subsidiary's operations, except as set forth in Schedule 3.23. Except as disclosed in
Schedule 3.23, no environmental condition created by the Company or its Subsidiaries or by any third party that has used the Real Estate with the permission of the Company or its Subsidiaries exists on any portion of the Real Estate, or the real property leased under the Real Estate Leases, or on any real property previously owned or leased by the Company or its Subsidiaries ("Previously Owned/Leased Real Estate") that would likely give rise to a claim that the Company or any Subsidiary is in violation of any Environmental Laws; and there have been no disposals, releases of hazardous substances, materials or wastes, or pollutants or contaminants by the Company or its Subsidiaries or any such third party from, in or under any of the Real Estate or Previously Owned/Leased Real Estate during the past 5 years (or to the Company's knowledge, prior thereto) in violation of any Environmental Laws except as disclosed in
Schedule 3.23. Except as set forth on Schedule 3.23, there:

                           (i) are presently no tanks in excess of 55 gallons for storage of petroleum products or other hazardous material (other than propane inventory) that were placed on the Real Estate, or the real property leased under the Real Estate Leases, by the Company or its Subsidiaries;

                           (ii) is no contamination of soil, ground water or surface water on or under the Real Estate or Previously Owned/Leased Real Estate or the real property leased under the Real Estate Leases, that was caused by the Company or its Subsidiaries (or any such third party) in violation of any Environmental Laws;

                           (iii) is no portion of the Real Estate, or the real property leased under the Real Estate Leases, that is or during the past 5 years has been on any list prepared by any federal, state or local governmental body or agency and provided to the Company or its Subsidiaries or published in official governmental records as requiring remedial environmental action; or

                           (iv) are no environmental studies or reports in the Company's or its Subsidiary's control or possession referring or relating to the Real Estate, or the real property leased under the Real Estate Leases, except those that have been provided or made available to Buyer.

                  (c) All material permits and other material governmental authorizations required under Environmental Laws currently held by the Company or a Subsidiary are identified on Schedule 3.23, and, as of the date hereof, the Company and each Subsidiary is in compliance in all material respects with the terms and conditions of such permits and authorizations.

         3.24 Compliance with Law. Except as described in Schedule 3.24, the Company and each Subsidiary is in compliance, in all material respects, with all statutes, codes, ordinances, licensing requirements, laws, rules, regulations, decrees, awards or orders applicable to the Business to the extent necessary to carry on the Business as currently conducted, including those relating to employment and those relating to the sale and distribution of propane (including the requirements of Pamphlet No. 58), except with respect to Benefit Plans and Environmental Laws, which are covered by Sections 3.17 and 3.23, respectively, and except where non-compliance would not have a material adverse effect on the Company and its Subsidiaries.

         3.25 Plant and Equipment. Except as set forth in Schedule 3.25 and except for ordinary wear and tear, the plants, structures and equipment of the Company are in good operating condition and repair in all material respects, comply in all material respects with Pamphlet 58 and applicable state law, and are adequate for the uses to which they are being put, except where non-compliance would not have a material adverse effect on the Company and its Subsidiaries. The Company has received no notification that it is in violation of any applicable building, zoning or other law, ordinance or regulation in respect of its plants and or structures or their operations and, to the Company's Knowledge, no such violation exists. Except as set forth in
Schedule 3.25, the Company has received no recommendation from any insurance carrier or any consultant hired by the Company proposing changes in its methods of operation or relating to changes with respect to any of the Company's properties, including the Real Estate or the properties leased under the Real Estate Leases (excluding information received from any insurance carrier mailed to its customers or the public generally).

         3.26 Capital Expenditures. Neither the Company nor any of the Subsidiaries has outstanding commitments for capital expenditures in excess of $10,000 except as set forth on Schedule 3.26.

         3.27 Brokers. Except for Salomon Smith Barney Inc. ("SSB") (whose fees shall be borne by the Company), the Company has not retained any broker, finder or agent or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby.

         3.28 Transactions with Related Parties. Except as set forth in Schedule 3.28, and except for employment agreements and arrangements described on
Schedule 3.15, the Company is not party to any agreement, arrangement or transaction, oral or written, with any officer, director, employee or Shareholder of the Company or any member of their immediate families.

         3.29 No Implied Representation. NOTWITHSTANDING ANYTHING CONTAINED IN THIS ARTICLE III OR ANY OTHER PROVISION OF THIS AGREEMENT, THE COMPANY IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, BEYOND THOSE EXPRESSLY GIVEN BY THE COMPANY IN THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OR REPRESENTATION AS TO THE VALUE, CONDITION, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR SUITABILITY OF ANY OF THE ASSETS, PROPERTIES, RIGHTS OR CLAIMS OF THE COMPANY, ANY SUBSIDIARY OR THE BUSINESS, OR ANY DOCUMENTS MADE AVAILABLE OR MANAGEMENT PRESENTATION TO THE BUYER OR ITS REPRESENTATIVES, ALL OF WHICH ARE HEREBY DISCLAIMED.

         3.30 Disclosure Schedule Supplements. Promptly after the Company becomes aware of the same, the Company shall supplement or amend the Schedules delivered by it in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known by it at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules that has been rendered inaccurate in any material respect thereby, and shall provide prompt written notice to the Buyer regarding the same. Except for purposes of Section 7.1 herein, the disclosure in any such supplement or amendment shall be treated for all purposes as having been included in the original Schedules at the time of the execution of this Agreement.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                            AND TRANSITORY SUBSIDIARY

                  Each of the Buyer and the Transitory Subsidiary hereby represents and warrants to the Company as set forth below:

         4.1 Authority. Each of the Buyer and the Transitory Subsidiary has full right, power and corporate authority and has taken all corporate action, including obtaining approval and consent of its Board of Directors, necessary to execute and deliver this Agreement, the Escrow Agreement and any other Merger Documents and to carry out the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by the Buyer and the Transitory Subsidiary and constitutes a valid and legally binding obligation of the Buyer and the Transitory Subsidiary, enforceable against the Buyer and the Transitory Subsidiary in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general principles or equity.

         4.2 Organization

                  (a) The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own, lease and operate its assets and to carry on the business in which it is engaged, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it makes such licensing or qualification necessary and when failure to be so qualified would either individually or in the aggregate, materially adversely affect the financial ability of Buyer or the Transitory Subsidiary to consummate the Merger.

                  (b) The Transitory Subsidiary is a wholly-owned subsidiary of Buyer and has been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to enter into this Agreement, the Agreement of Merger, the Escrow Agreement and any other Merger Documents and to carry out the transactions contemplated hereby and thereby. Transitory Subsidiary has conducted no business other than in connection with the consummation of the transactions contemplated by this Agreement, the Escrow Agreement and any other Merger Documents and has no liabilities other than liabilities arising under this Agreement.

         4.3 No Conflicts. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in the creation of any Lien or the termination or acceleration of any indebtedness or other obligation of the Buyer or the Transitory Subsidiary and are not prohibited by, do not violate or conflict with any provision of, and do not result in a default under or a breach of (a) the Certificate or Articles of Incorporation, By-Laws or any other organizational documents of the Buyer or the Transitory Subsidiary, (b) any contract, agreement, permit, license or other instrument to which the Buyer or the Transitory Subsidiary is a party or by which either is bound, (c) any order, writ, injunction, decree or judgment of any court or Governmental Entity, or (d) any law, rule or regulation applicable to the Buyer or the Transitory Subsidiary. No approval, authorization, consent or other order or action of or filing with any Governmental Entity is required for the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated hereby.

         4.4 Buyer's Business Investigation. The Buyer has conducted such investigation of the Business of the Company and its Subsidiaries and related matters as it has deemed necessary in order to make an informed decision concerning the transactions contemplated hereby. As of the date hereof, with respect to information furnished by the Company and without limiting the effect of Section 3.29, the Buyer has relied only upon information set forth herein, made available in the data room or supplementally requested by Buyer, or set forth in a Schedule attached hereto and has not relied upon any other information or statement, oral or written, not described herein or in a Schedule attached hereto, notwithstanding the delivery or disclosure to the Buyer by the Company or any representative of the Company (including SSB) of other information with respect to any of the foregoing. The Buyer acknowledges that the Company has made no representation to the Buyer as to the future business or prospects of the Company or the Subsidiaries. The Buyer has been given the opportunity to ask questions of and receive answers from the Company concerning the Company and its Subsidiaries and their respective businesses and operations, and all of its questions have been satisfactorily answered. The Buyer acknowledges that it has been given access to and has been given the opportunity to visit and examine the Real Estate of the Company, and the property leased by the Company under the Real Estate Leases, and the other assets of the Company and the Subsidiaries, and is familiar with the condition thereof. The Buyer does not know of any breach of any representation or warranty set forth in Article III hereof.

         4.5 Disputes or Proceedings. There is no action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) pending or, to the Buyer's knowledge, threatened that challenges or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, the consummation of the transactions contemplated hereby.

         4.6 Financing. The Buyer acknowledges that its obligations under this Agreement are not in any way contingent upon its obtaining financing for its obligations hereunder. The Buyer has sufficient capital resources presently available to it, and usable for the transactions contemplated hereby, in order to consummate such transactions in a timely fashion, and the Buyer will have such resources available at the Closing.

         4.7 Brokers. The Buyer has not retained any broker, finder, advisor or intermediary or incurred any liability or obligation for any brokerage fees, commissions or finders' fees with respect to this Agreement or the transactions contemplated hereby.

                                    ARTICLE V
                            COVENANTS OF THE COMPANY

         5.1 Exchange of Preferred Stock. Prior to the Closing Date the Company shall exchange the 330 shares of Preferred Stock of California Western Gas Company owned by the Company for 330 shares of Class B Preferred Stock of California Western Gas Company.

         5.2 Interim Conduct of Business. Except as provided in Section 5.1 hereof, from the date hereof until the Closing, unless approved by the Buyer in writing, the Company and each Subsidiary shall operate the Business consistent with past practice and in the ordinary course of business and, except as permitted or contemplated by this Agreement, will not:

                  (a) merge or consolidate with or agree to merge or consolidate with, or purchase or agree to purchase all or substantially all of the assets of, or sell or agree to sell all or substantially all of the assets of the Company or any Subsidiary, or take any action or make any commitment with respect to a possible liquidation, recapitalization, reorganization or other winding up of the business of the Company or any Subsidiary or otherwise acquire, any corporation, limited liability company, partnership, or other business organization or division thereof;

                  (b) amend the certificate or articles of incorporation or by-laws of any such company;

                  (c) make any changes in its accounting methods, principles or practices;

                  (d) encumber, sell, transfer, or otherwise dispose of any assets, except in the ordinary course of business consistent with past practices;

                  (e) authorize for issuance, issue, sell or deliver any additional shares of the Company's capital stock of any class or any securities or obligations convertible into shares of its capital stock or issue or grant any option, warrant or other right to purchase any shares of its capital stock of any class;

                  (f) declare any dividend on, or make any distribution with respect to, the capital stock of any such company;

                  (g) establish, modify, amend or terminate any Benefit Plans or Material Contracts, except as may be required under applicable law;

                  (h) agree, undertake or commit to make any capital expenditure in excess of $10,000, except as set forth in Schedule 3.26;

                  (i) agree, undertake, or commit to carry out any investigation, assessment, remediation, or response action regarding the presence or possible presence of any Hazardous Materials, unless the results are communicated to the Buyer in writing;

                  (j) cause the Company to incur or assume any liabilities for borrowed money, other than liabilities incurred in the ordinary course of business consistent with past practices;

                  (k) mortgage or pledge any Common Stock or create any Liens thereon;

                  (l) cancel or waive or modify any claims or rights with a value to the Company in excess of $10,000;

                  (m) promote or hire any employees of the Company or recall any laid-off employees of the Company except in the ordinary course of business consistent with past practices;

                  (n) defer making payments of any accounts payable or other obligations of the Company unless such deferral is due to a good faith dispute as to liability or amount or is in accordance with the Company's past practices as to the timing of payments of such payables or other obligations;

                  (o) allow any of the Company's insurance coverage to lapse;

                  (p) purchase any securities other than investments in money market funds or similar investments consistent with the Company's past practices;

                  (q) enter into or take any action, other than actions required to be taken pursuant to agreements or arrangements entered into prior to the date of this Agreement, in connection with hedges, trades or swaps of any commodity; or

                  (r) authorize or enter into an agreement to do any of the foregoing.

         5.3 Access; Tank Verification. The Company shall give the Buyer and its representatives reasonable access during normal business hours to all properties, facilities, senior management, books, contracts, commitments and records of the Company and the Subsidiaries. The Company and the Subsidiaries shall also furnish the Buyer with all financial and operating data and other information as to the Company, the Subsidiaries, the Business and their respective assets, properties, rights and claims, as the Buyer from time to time may reasonably request in furtherance of the due diligence process. In addition, the Company shall permit the Buyer, working with the Company's representatives, to have access, to the extent practicable and commercially reasonable, to tanks owned and leased by the Company and its Subsidiaries for the purpose of verifying the number and condition of such tanks. Notwithstanding the foregoing, the Buyer agrees not to contact any vendors, distributors or customers or non-senior management employees of the Company or the Subsidiaries without the prior written consent of the Company, such consent not to be unreasonably withheld. The Company shall consult with the Buyer and keep the Buyer reasonably apprised of material developments relating to the Business of the Company.

         5.4 Company's Efforts; Majority Shareholders Undertaking. The Company shall use its reasonable commercial efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby except as permitted in Section 5.5. From the date hereof through the Closing Date, the Company shall use its reasonable commercial efforts to fulfill the conditions precedent to its obligations hereunder. Each Majority Shareholder agrees that such Majority Shareholder shall not take any action inconsistent with such Majority Shareholder's obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby except as permitted in Section 5.5. Each Majority Shareholder agrees to consent to the adoption of this Agreement and the Agreement of Merger as required under Sections 603 and 1201 of the GCL and deliver to the Company, concurrently with the distribution of the Shareholder Information Statement, such Majority Shareholder's form of consent to the adoption of this Agreement.

         5.5 No Shop. The Company and each of the Majority Shareholders agrees not to solicit, initiate or encourage the submission of inquiries, proposals or offers from any other Person relating to a purchase of either the assets or Common Stock or to respond to any unsolicited inquiries; provided, however, that the Company and each of the Majority Shareholders shall be permitted to solicit proposals, inquiries or offers or to respond to any unsolicited inquiries in the event (a) the transactions contemplated by this Agreement have not closed prior to July 31, 2001, or (b) the Buyer gives written notice to the Company (which notice shall be given by the Buyer immediately upon its knowledge thereof) that a problem has come to light as a result of the Buyer's due diligence which would reasonably be expected to result in a failure to close the transactions contemplated hereby and such problem has not been resolved within two business days thereof.

         5.6 Approval of Company Shareholders. Within four (4) business days following the execution of this Agreement, the Company shall (a) furnish to the Company's Shareholders the Shareholder Information Statement including, but not limited to, the notice of the Dissenters' Rights and the notice of the Company's receipt of consents of a majority of the holders of the Common Stock; (b) take all steps necessary to submit to the Shareholders for adoption of this Agreement, pursuant to Sections 603 and 1201 of the GCL, (c) deliver such other notices to the Company Shareholders of the Merger as may be required by Section 1301 of the GCL, and (d) cooperate and consult with the Buyer with respect to the foregoing matter.

         5.7 Pay Off of Long Term Debt; Purchase of Vehicles; IntraCompany-Payables. At or prior to Closing and except as otherwise described on Schedule 5.7, the Company shall pay or discharge all debts and obligations of the Company and the Subsidiaries that are properly classified as long-term liabilities under GAAP ("Long Term Debt"), except to the extent that (i) Buyer advises the Company at least thirty business days prior to the Closing that Buyer wishes to assume such Long Term Debt, and (ii) the Company is able by the Closing to receive all necessary third party consents and approvals as to the Long Term Debt that Buyer wishes to assume. With respect to the Company's and the Subsidiaries' vehicle leases, the Company shall purchase the vehicles covered by such leases prior to or on the Closing Date and cause such leases to be canceled, except with respect to the vehicles on-order described in Schedule 5.7. The amount of any Long Term Debt assumed by Buyer at the Closing pursuant to this Section 5.7 ("Assumed Debt"), shall be deducted dollar-for-dollar from the Purchase Price otherwise to be deposited with the Exchange Agent at the Closing. Except as set forth on
Schedule 5.7, the Company and its Subsidiaries shall, at or prior to Closing,
(i) pay any indebtedness or account owed by the Company and the Subsidiaries to the Retained Entities and (ii) collect from the Retained Entities all indebtedness and accounts owed to the Company and the Subsidiaries by the Retained Entities.

         5.8 Financial Statement Review. The Company shall permit the Buyer, at Buyer's expense, to review the Company's and its Subsidiaries' books and records during normal business hours and pursuant to procedures reasonably acceptable to the Parties, for the purpose of permitting Buyer's auditors to confirm their ability to render an opinion with respect to the Company's consolidated financial statements as of and for the periods ending on August 31, 1998, August 31, 1999 and August 31, 2000 and to review the Company's interim financial statements as of and for the period ending February 29, 2000 and February 28, 2001. All information examined and obtained by Buyer's auditors shall be deemed to be "Confidential Information" for purposes of the Confidentiality Agreement. The Company shall provide reasonable assistance, cooperation and access to Company management as reasonably necessary to complete such pre-closing review and such post-closing audit, including but not limited to providing management representation letters and arranging for outside legal representation letters and board of director minute representation letters.

                                   ARTICLE VI
                               COVENANTS OF BUYER

         6.1 Intentionally Omitted.

         6.2 Records and Documents. For seven (7) years following the Closing Date, the Buyer shall grant to the Shareholder Representative, at his written request, and at the Shareholders' expense, access to and the right to make copies of those Company records and documents that relate to any period on or before the Closing Date and as may be reasonably necessary or useful in connection with the Shareholder Representative's affairs after the Closing, including the preparation of Tax returns. The Buyer shall notify the Shareholder Representative within five (5) business days after receiving notice of any Tax audits of the Company or any Subsidiary for any period beginning prior to the Closing Date. Except as provided in Section 6.8, the Buyer shall permit the Shareholder Representative to control such audits and any related settlements with respect to periods beginning on or prior to the Closing Date. The Buyer will cause the Company to promptly forward to the Shareholder Representative all information and materials regarding Excluded Assets.

         6.3 Buyer's Efforts. The Buyer shall use its reasonable commercial efforts to consummate the transactions contemplated by this Agreement and shall not take any action inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transactions contemplated hereby. From the date hereof through the Closing Date, the Buyer shall use its reasonable commercial efforts to fulfill the conditions to its obligations hereunder.

         6.4 Confidentiality. The Buyer agrees to maintain strict confidentiality of all information furnished in connection with the transactions contemplated hereby, all in accordance with the terms and conditions of the Confidentiality Agreement dated as of October 18, 2000 to which the Buyer is a party (the "Confidentiality Agreement"). In the event that the transactions contemplated hereby are not consummated, the Buyer shall return to the Company all written information furnished to it (and an executive officer shall certify in writing as to such return) and will not thereafter use such information for any purpose whatsoever or permit any such confidential information to be made publicly available.

         6.5 Employee Matters. Except as described in Schedule 6.5, the Buyer agrees to cause the Surviving Corporation to continue to employ for a period of at least two months after the Closing Date those Employees of the Company who are Employees in good standing as of the Closing Date, unless good cause exists for termination. Such employment shall be at least at the same salaries or hourly rates as presently being paid by the Company, and while such employment shall be on an "at will" basis, each such Employee will be evaluated by the Buyer by standards no different than those applied by the Buyer to its other employees performing similar job functions. The Buyer agrees, to the fullest extent permitted by applicable law, that (i) all Employees of the Company and the Subsidiaries shall be entitled to participate in the employee benefit plans, including group health, life and disability plans, presently maintained by the Buyer (true and correct copies of which have been furnished by the Buyer to the Company) pursuant to the terms of those plans, (ii) the Buyer will not amend such employee benefit plans or permit any such plans to be amended in any way materially detrimental to the employees of the Company and the Subsidiaries during the two month period following the Closing Date, except for general and uniform changes applying to all employees covered by such plans, and (iii) with respect to any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) maintained or sponsored by Buyer, any waiting period for eligibility will be prorated for each Employee, to the extent such Employee was covered under a similar plan maintained or sponsored by the Company or any Subsidiary, as applicable, on the Closing Date. Without limiting the foregoing, such Employees will receive credit for years of service with the Company and the Subsidiaries in determining vacation and sick days including credit for any accrued and unused sick and vacation time under the Company's or any Subsidiary's sick and vacation policy, as applicable. The Buyer shall cause the Company to comply with the WARN Act to the extent applicable and be solely responsible for furnishing the required notice of any "plant closing" or "mass layoff" which may occur after Closing, and the Buyer shall indemnify and hold those individuals who were officers and directors of the Company at or prior to the Closing harmless for any inadequacy of such notice and for any liabilities under or relating to the WARN Act which arise in connection with actions or omissions occurring after the Closing. In the event of the termination by the Surviving Corporation of any Employees of Company or the Subsidiaries during the first twelve (12) months following Closing, the Buyer hereby agrees to indemnify and hold those individuals who were officers or directors of the Company at or prior to the Closing harmless from and against any claims arising from such terminations, unless such claims are based upon commitments, representations made or other actions taken by the Company or such individuals to the terminated Employee prior to Closing and not disclosed by the such individuals to the Buyer (but for this purpose, the Company's severance policy heretofore provided to the Buyer shall not be deemed to be a commitment, representation or other action taken by the such individuals). Except for accrued vacation and sick time, no other employee benefit plan liability of the Company or its Subsidiaries is being assumed by the Buyer.

         6.6 Insurance. Prior to the Closing, the Company shall use commercially reasonable efforts to obtain tail coverages for its Officers and Directors liability policy(s) and for its employment practices policies, each as described on Schedule 6.6

(the "Tail Coverages"), with the cost thereof to be borne by the Company and paid or accrued on the Closing Balance Sheet. After the Closing, the Buyer shall cause the Surviving Corporation not to cancel or amend the Tail Coverages and to maintain such insurance at least equivalent in coverage amount, quality of carrier, and covered claims to that for the Company and/or the Subsidiaries or their successors as is customarily maintained by companies of the same size in the propane industry for so long as the provisions of Section 9.2 remain effective as to the type of liability covered by such insurance.

         6.7 Audited Financial Statements. The Buyer intends to prepare audited financial statements of the Company for periods prior to the Closing. The Buyer acknowledges that the preparation of such financial statements is solely the responsibility of the Buyer and shall be at its sole cost and expense.

         6.8 Post-Closing Tax Matters. Buyer acknowledges and agrees that the Shareholder Representative shall have the exclusive power and authority (i) at the expense of the Company, to cause the income tax returns for the last separate taxable year of the Company ending as a result of the consummation of the transactions contemplated by this Agreement and the immediate liquidation of the Surviving Corporation through merger to be prepared and filed in accordance with historic practices and procedures of the Company and applicable law (provided, however, the Shareholder Representative shall follow the instructions of Buyer with respect to determining and reporting the treatment and effects of such liquidation through merger, which shall be solely the responsibility of the Buyer), (ii) to control the conduct of the Surviving Corporation in respect of any tax audit or examination and any administrative appeal or litigation relating thereto, to the extent it relates to any Taxes required to be paid by the Company for periods ending on or before the Closing Date if such Taxes are payable (the costs of any such audit or examination shall be borne by the Surviving Corporation until the issuance of a notice of deficiency, whereas the costs of any administrative appeal or litigation after the issuance of a notice of deficiency shall be borne by the Company Shareholders), (iii) subject to the provisions of this Section to determine whether and to what extent to amend any Tax return filed before the Closing Date or which is described in the immediately preceding clause (i), and (iv) whether and to what extent the Surviving Corporation shall extend or waive any statute of limitations for the assessment of any Tax required to be paid by the Company for periods ending on or before the Closing Date if such Tax is payable. Buyer shall have the right to participate in any such amendment, extension of limitation, tax audit, examination, appeal or litigation (collectively, a "tax proceeding") at Buyer's sole expense, and, notwithstanding the immediately preceding sentence, to jointly control with the Shareholder Representative any such tax proceeding if
(i) the amount claimed by the taxing authority in a notice of deficiency would result in a liability to the Surviving Corporation or its Subsidiaries that exceeds the amount of Damages for which the Company Shareholders are liable pursuant to Article IX or (ii) the proposed tax proceeding would reasonably result in a material tax or expense to any Controlled Entity. In no event shall the Shareholder Representative settle any such tax proceeding without Buyer's consent if such settlement would materially adversely affect the Surviving Corporation or any of its subsidiaries (or a Buyer Affiliate that is a successor in interest to the Surviving Corporation or any of its subsidiaries) with respect to any period after the Closing or result in any material liability on the part of the Surviving Corporation or such successor in interest which is not required to be paid by the Company Shareholders pursuant to Section 9.2 of this Agreement or pursuant to the Escrow Agreement or (ii) any Controlled Entity or a Buyer Affiliate that is the successor in interest of such Controlled Entity.

                  For purposes of this Section 6.8, a material effect shall be deemed to be an expense, charge, loss or adverse change in an amount in excess of the amount in the Escrow Fund as of the date of determination of such expense, charge, loss or adverse change. The Buyer shall have the right to file amended income tax returns for the Company or its Subsidiaries for any period, provided that the result of such amended return would not affect the liability of the Shareholders (i) for Damages hereunder or for any other damages, costs, expenses or obligations of any nature or (ii) for income taxes or other Taxes for any of the Controlled Entities, in which event the Shareholder Representative and the Buyer (or a Buyer Affiliate that is a successor in interest to the Company) or any of its Subsidiaries must consent in writing to and Shareholder Representative shall jointly control with the Buyer (or its Affiliate successor in interest to the Company and its Subsidiaries) the filing of any such amended income tax return and all matters relating thereto.

                  The Buyer (or a Buyer Affiliate that is a successor in interest to the Company) shall afford the Shareholder Representative a reasonable opportunity to review any proposed form of income Tax Return of the Company (such as a state income tax return) for any period that begins before and ends after the Closing Date and shall not file any such Tax Return without the prior written consent of the Shareholder Representative, which consent shall not be unreasonably withheld. The Shareholder Representative and the Buyer (or a Buyer Affiliate that is a successor in interest to the Company) shall jointly control any tax proceeding with respect to any such income tax return.

         6.9 Environmental Site Assessment. The Buyer may conduct environmental site assessments after the Closing with respect to the Real Estate and properties covered by the Real Estate Leases. The Buyer acknowledges that the conducting of such environmental site assessments is solely the responsibility of the Buyer and shall be at its sole cost and expense. For a period of three
(3) years from the Closing or such longer period, if any, as any claims remain outstanding that have been made by Buyer or any of the Buyer Indemnitees with respect to any alleged breach of the representations and warranties in Section
3.23 or of any other representations, warranties or covenants relating to environmental matters, the Buyer agrees to provide the Shareholder Representative with at least ten (10) business days notice prior to conducting any such environmental site assessment and to permit the Shareholder Representative and/or an independent environmental consultant retained by the Shareholder Representative to have reasonable access to such Real Estate and properties and to have access (on a current basis) to the extent reasonably practicable to data and information collected and conclusions reached by the environmental consultants or other environmental employees or representatives utilized by Buyer for such environmental site assessments ("Buyer's Environmental Consultants"), including, without limitation, raw data, boring logs, splits of all samples taken and laboratory results obtained by Buyer's Environmental Consultants, and to contact Buyer's Environmental Consultants directly. Buyer shall promptly provide to the Shareholder Representative copies of all Phase I reports and other environmental reports prepared by Buyer's Environmental Consultants.

                                  ARTICLE VII
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

                  The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to fulfillment or waiver of the following conditions prior to or at the Closing:

         7.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of the Company contained herein shall be true and correct in all material respects (without giving effect to any supplements or amendments to the Disclosure Schedules by the Company, as described in Section 3.29, that have been disapproved by the Buyer within five business days after receipt thereof by the Buyer) on and (except where they speak of a specific date) as of the Closing Date, except for failures to be true and correct resulting from omissions or actions taken with the Buyer's written consent; and the Company shall have performed in all material respects all of the covenants and agreements required to be performed by the Company on or prior to the Closing; provided, however, that if the Buyer is to claim that this condition has not been satisfied as to a particular representation, warranty, covenant or agreement, the Buyer shall have given the Company written notice describing such representation, warranty, covenant or agreement and the respect in which the same is not true or correct or has not been performed, and if the Company shall have cured such noticed inaccuracy or non-performance within five business days after receipt of such notice and without any material adverse effect to the Buyer, then this condition shall be deemed for all purposes to have been satisfied as to such representation, warranty, covenant or agreement.

         7.2 No Pending Action. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in this Agreement.

         7.3 No Adverse Change. There shall have been no material adverse change since the date of the Interim Balance Sheet, in the business, customer base, financial condition or operations of the Company and its Subsidiaries, taken as a whole.

         7.4 No Proceeding or Litigation. No action, suit or proceeding before any court, arbitrator or Governmental Authority shall have been commenced or threatened against the Company or the Buyer or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

         7.5 Escrow Agreement. The Shareholder Representative shall have entered into the Escrow Agreement on behalf of the Shareholders, an original of which shall have been delivered to the Buyer.

         7.6 Closing of Related Transactions. The transactions contemplated by the agreements listed on Schedule 7.6 hereto (the "Related Transactions") shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement.

         7.7 Title Insurance. The Buyer shall have received a CLTA owner's or leasehold owner's policy of title insurance or an unconditional commitment therefor for the properties as indicated on Schedule 3.12.:

                  (a) issued by a title company reasonably acceptable to Buyer;

                  (b) in an amount reasonably satisfactory to Buyer;

                  (c) insuring in the case of the Real Estate that fee simple title to such property is vested in the Company or one of its Subsidiaries, and in the case of properties covered by the Real Estate Leases, that a valid leasehold estate to such property is vested in the Company or one of its Subsidiaries; and

                  (d) subject, in each case described in the preceding clause
(c), only to (i) the lien for current real property taxes and assessments or other governmental charges or claims not yet delinquent, (ii) the standard printed exceptions, (iii) easements, rights of way, restrictions, minor defects and irregularities in and exceptions to title and other similar charges not interfering in any material respect with the ordinary conduct of the business of the Company, and (iv) any other monetary or non-monetary liens or encumbrances expressly permitted by this Agreement.

The Buyer shall make commercially reasonable efforts to obtain such title insurance prior to the Closing.

         7.8 Ability to Obtain Opinion as to Financial Statements. The Buyer, following the review described in Section 5.8, shall have obtained from Buyer's independent auditors assurances that are reasonably satisfactory to Buyer that such auditors expect to be able after the Closing to render an opinion on the financial statements of the Company described in Section 5.8.

         7.9 Non-Competition Agreement. Nancy Bunting-Cline, Gregory Bunting and George Bunting shall have executed and delivered to Buyer a Non-Competition Agreement in the form attached as Exhibit G (the "Non-Competition Agreement"), pursuant to which such individuals shall have agreed to the Non-Competition and related provisions set forth therein.

         7.10 Dissenters. The number of shares of Common Stock held by holders of Dissenting Shares and Shareholders who are still entitled as of the Closing Date to demand that their shares of Company Stock be purchased by the Surviving Corporation pursuant to Section 1301 of the GCL shall constitute no more than ten percent (10%) of the total number of shares of Common Stock outstanding immediately prior to the Effective Time.

         7.11 Consents of Company Shareholders. Written consents to (i) the adoption of this Agreement; (ii) appointment of the Shareholder Representative and approval of the Escrow Agreement and the transactions contemplated thereby; and (iii) the approval of the transactions contemplated hereby, including without limitation, the indemnification provided for in Article IX of this Agreement, representing a minimum of 90% of the outstanding Common Stock shall have been delivered to the Company by the Company Shareholders, and shall be and remain in full force and effect as of the Closing.

                                  ARTICLE VIII
               CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

                  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to fulfillment or waiver of the following conditions prior to or at the Closing:

         8.1 Accuracy of Warranties and Performance of Covenants. The representations and warranties of the Buyer contained herein shall be true and correct in all material respects as of the Closing Date except for failures to be true and correct resulting from omissions or actions taken with the Company's written consent; and the Buyer shall have performed in all material respects all of the covenants and agreements required to be performed by the Buyer on or prior to the Closing; provided, however, that if the Company is to claim that this condition has not been satisfied as to a particular representation, warranty, covenant or agreement, then the Company shall have given the Buyer written notice describing such representation, warranty, covenant or agreement and the respect in which the same is not true or correct or has not been performed, and if the Buyer shall have cured such noticed inaccuracy or non-performance within five business days after receipt of such notice and without any material adverse effect to the Company, then this condition shall be deemed for all purposes to have been satisfied as to such representation, warranty, covenant or agreement.

         8.2 No Pending Action. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated in this Agreement.

         8.3 No Proceeding or Litigation. No action, suit or proceedings before any court, arbitrator or Governmental Authority shall have been commenced or threatened against the Buyer or the Company or any of their respective principals, officers or directors seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any such transactions or seeking damages in connection with any of such transactions.

         8.4 Escrow Agreement. The Buyer shall have entered into the Escrow Agreement, an original of which shall have been delivered to the Shareholder Representative.

         8.5 Non-Competition Agreement. The Buyer shall have executed and delivered to Nancy Bunting-Cline, Gregory Bunting and George Bunting (i) the Non-Competition Agreement described in Section 7.9, pursuant to which the Buyer shall have agreed to make payments to such individuals as described therein, and
(ii) the security documents described in the Non-Competition Agreement, pursuant to which such payments shall be secured.

         8.6 Closing of Related Transactions. The Related Transactions shall have been consummated concurrently with the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE IX
                          SURVIVAL AND INDEMNIFICATION

         9.1 Survival of Representations and Warranties. The representations and warranties of the Company and the Buyer contained in this Agreement shall survive for a period of one year from the Closing Date and shall thereafter expire and be of no further force or effect, and all liability of the Parties with respect thereto shall thereupon be extinguished, except with respect to breaches theretofore specified in reasonable, written detail in the manner provided in the Escrow Agreement to the

Shareholder Representative by the Buyer or to the Buyer by the Shareholder Representative, as the case may be, prior to the first anniversary of the Closing Date and except for (i) the representations and warranties contained in Sections 3.17 to the extent relating to Benefit Plans covered by ERISA and 3.23 relating to Environmental Matters, which shall survive for a period of three years from the Closing Date, and (ii) the representations and warranties contained in Sections 3.1 relating to authority and 3.20 relating to taxes, which shall survive for the applicable statute of limitations periods with respect thereto. Notwithstanding anything to the contrary contained herein, all claims for damages based on intentional or fraudulent actions, or intentional misrepresentations, shall survive without limitation.

         9.2 Indemnification. Each Shareholder and the Company (but only until the Effective Time) (collectively, the "Company Indemnifying Parties"), agree severally, but not jointly, to indemnify and hold harmless the Buyer and its affiliates and their respective directors, officers, shareholders, agents and employees and their respective successors and permitted assigns (collectively, the "Buyer Indemnified Parties") against and in respect of any and all claims, demands, losses, damages, costs and reasonable expenses, including reasonable legal fees and expenses, other than any special, incidental consequential, exemplary or punitive damages or damages relating to lost profits (collectively, Damages") incurred by any Buyer Indemnified Party by reason of or arising out of: (i) any breach of any representation or warranty of the Company in this Agreement (including the information in the Disclosure Schedule referenced in any such representation or warranty) or in any certificate or instrument delivered to the Buyer in connection with Closing for the period such representation and warranty survives hereunder; (ii) any failure of the Company to perform or otherwise fulfill or comply with any covenant contained in this Agreement; and (iii) any claim against the Company by a current or former shareholder of the Company, arising out of or in connection with any action, event or occurrence taking place prior to or at the Closing, other than demands for purchase arising under Section 1301 of the GCL made by holders of Dissenting Shares.

         9.3 Indemnification of the Company and the Shareholders. Subject to the terms and conditions of this Article IX, the Buyer agrees to indemnify and hold harmless the Company (but only until the Effective Time) and each Shareholder and its affiliates, and each of its or their respective directors, officers, shareholders, agents and employees and their respective successors and permitted assigns (collectively, "Company Indemnified Parties") against and in respect of any and all Damages resulting from or arising out of:

                           (i) any breach or violation of any representation or warranty of the Buyer hereunder or in any certificate or instrument delivered to the Company in connection with Closing for the period such representation and warranty survives hereunder; and

                           (ii) any failure by the Buyer to perform or otherwise fulfill or comply with any covenant contained in this Agreement.

         9.4 Defense of Third Party Claims. If either Party hereto or a Buyer Indemnified Party or a Company Indemnified Party (each an "Indemnitee") receives notice or otherwise obtains knowledge of any third party claim or other matter with respect to which the other Party hereto (the "Indemnifying Party") may become obligated to hold harmless or indemnify the Indemnitee hereunder, then the Indemnitee shall promptly deliver to the Indemnifying Party a written notice describing such matter in reasonable detail and specifying the estimated amount of the Damages that may be incurred by the Indemnitee in connection therewith. The Indemnifying Party shall have the right, at its option, to assume the defense of such matter at its own expense and with its own counsel, provided such counsel is reasonably satisfactory to the Indemnitee. If the Indemnifying Party elects to assume the defense of such matter, (i) notwithstanding anything to the contrary contained herein, the Indemnifying Party shall not be required to pay or otherwise indemnify the Indemnitee against any attorneys' fees or other expenses incurred on behalf of the Indemnitee in connection with such matter following the Indemnifying Party's election to assume the defense of such matter, (ii) the Indemnitee shall fully cooperate as reasonably requested by the Indemnifying Party in the defense or settlement of such matter, (iii) the Indemnifying Party shall keep the Indemnitee informed of all material developments and events relating to such matter and (iv) the Indemnitee shall have the right to participate, at its own expense, in the defense of such matter. In no event will the Indemnifying Party be liable for any settlement or admission of liability with respect to such matter without its prior written consent.

         9.5 Liability of the Company Indemnifying Parties.

                  (a) The Company Indemnifying Parties shall have no liability (for indemnification or otherwise) under or relating to this Agreement or the transaction contemplated hereby until the total of all Damages with respect thereto exceeds one percent (1%) of the difference between (i) the Purchase Price and (ii) the Specified Cash Amount (the "Deductible Amount") and then only for the amount by which such Damages exceed the Deductible Amount.

                  (b) Except for Environmental Liabilities governed by Section 9.5(c) hereof, the cumulative liability of the Company Indemnifying Parties under this Agreement and the Schedules, certificates and documents delivered pursuant hereto or in connection herewith, shall in no event exceed, and the total amount of the indemnification payments that the Company Indemnifying Parties can be required to make under or relating to this Agreement, shall be limited in the aggregate to, a maximum of twenty percent (20%) of the difference between (i) the Purchase Price and (ii) the Specified Cash Amount, and except as provided in Section 9.5(c), the Buyer Indemnified Parties' sole recourse under this Agreement or the Escrow

Agreement or with respect to the transactions contemplated hereby and thereby shall be against the Escrow Amount. Each Shareholder's liability to indemnify the Buyer Indemnified Parties for Damages pursuant to the terms of Section 9.2 hereof shall be limited to such Shareholder's Proportionate Share of the Damages. For purposes of this Section 9.5, a Shareholder's Proportionate Share of Damages shall be the percentage of the Damages that is equal to the percentage of the Purchase Price that such Shareholder is entitled to receive under this Agreement.

                  (c) The cumulative liability of the Company Indemnifying Parties for breaches of Section 3.23 of this Agreement and Schedule 3.23 delivered pursuant thereto (the "Environmental Liabilities") shall in no event exceed, and the total amount of indemnification payments that the Company Indemnifying Parties can be required to make under or relating to this Agreement with respect to Environmental Liabilities shall be limited in the aggregate to a maximum of the difference between (i) the Purchase Price and (ii) the Specified Cash Amount, less any amounts paid or required to be paid by the Company Indemnifying Parties pursuant to Section 9.2 other than on account of breaches of Section 3.23 (the "Environmental Maximum"), so that in no event will the cumulative liability of the Company Indemnifying Parties under this Agreement and the Schedules, certificates and documents delivered pursuant hereto or in connection herewith exceed, and the total amount of the indemnification payments that the Company Indemnifying Parties can be required to make under or relating to this Agreement with respect to any and all matters (including Environmental Liabilities) shall be limited in the aggregate to the difference between (i) the Purchase Price, and (ii) the Specified Cash Amount. Any Environmental Liabilities shall be satisfied first by the Surviving Corporation's insurance if any. To the extent any Environmental Liability is not satisfied by the Surviving Corporation's insurance, the recourse of the Buyer Indemnified parties shall then be against the Escrow Fund, with the Company Indemnifying Parties being liable only for the amount, up to the Environmental Maximum, not satisfied by the Surviving Corporation's insurance and/or the Escrow Fund.

         9.6 Liability of Buyer. The Buyer shall have no liability (for indemnification or otherwise) under or relating to this Agreement or the transaction contemplated hereby until the total of all Damages with respect thereto exceeds the Deductible Amount and then only for the amount by which such Damages exceed the Deductible Amount. The Buyer's cumulative liability under this Agreement and the Schedules, certificates and documents delivered pursuant hereto or in connection herewith shall in no event exceed, and the total amount of the indemnification payments that the Buyer can be required to make hereunder shall be limited in the aggregate to a maximum of twenty percent (20%) of the difference between (i) the Purchase Price, and (ii) the Specified Cash Amount.

         9.7 Exclusivity. The right of each Party hereto and its other Indemnitees to demand and receive indemnification payments pursuant to this
Article IX shall be the
sole and exclusive remedy exercisable by such Party or Indemnitee with respect to any of the matters described in Sections 9.2 or 9.3 or with respect to any other claims arising out of or relating to this Agreement or any of the transactions contemplated hereby or any of the Related Transactions.

         9.8 Reduction for Reserves. The amount of any claim by the Buyer Indemnified Parties under Section 9.2(i) shall be reduced by the amount of any reserves provided for in the Closing Financial Statements; provided that the claim relates to the category or class for which the reserve was established.

         9.9 Reduction for Insurance Proceeds and Tax Savings. The amount of any Damages claimed by any Indemnitee hereunder shall be reduced to the extent of
(i) any insurance proceeds, indemnification or other reimbursement or payment recoverable by the Buyer or the Indemnitee in connection with such Damages or the claim giving rise thereto; and (ii) any Tax savings or benefits realized or to be realized by the Buyer or by any Indemnitee in connection with such Damages or the claim giving rise thereto (it being acknowledged by the Parties that there may be no such Tax savings or benefits).

         9.10 Subrogation. Each Indemnifying Party under this Article IX shall be subrogated to any and all defenses, claims or setoffs which the Indemnitee asserted or could have asserted with respect to any third party claim as to which the Indemnifying Party is required to provide indemnification pursuant to this Article IX. The Indemnitee shall, and (in the event the Buyer is an Indemnitee) shall cause the Shareholder Representative to, execute and deliver to the Indemnifying Party such documents as may be necessary or appropriate to establish by way of subrogation the ability and right of the Indemnifying Party to assert such defenses, claims or setoffs. In no event shall any Party hereto be liable for special, incidental, consequential, exemplary or punitive damages or damages relating to lost profits, nor shall there be any double counting of any item of Damage.

                                   ARTICLE X
                           TERMINATION BY THE PARTIES

         10.1 Events of Termination. Without prejudice to other remedies which may be available to the Parties by law or under this Agreement, this Agreement may be terminated and the transactions contemplated herein may be abandoned (whether before or after adoption of this Agreement by the Shareholders of the Company):

                  (a) by mutual written consent of the Parties hereto;

                  (b) at the election of the Shareholder Representative, if any one or more of the conditions to the obligations of the Company to close has not been fulfilled as of July 31, 2001; or

                  (c) at the election of the Buyer, if any one or more of the conditions to the obligations of the Buyer to close has not been fulfilled as of July 31, 2001.

         10.2 Action Upon Termination. In the event of a termination of this Agreement pursuant to this Article X, the Party so terminating shall give written notice thereof to the others, and the transactions contemplated by this Agreement shall be terminated without further action by any Party. Upon termination of this Agreement:

                  (a) The Buyer shall return to the Company all documents and copies and other materials received from the Company relating to the transactions contemplated hereby, the Company, the Subsidiaries, or the Business of the Company or the Subsidiaries, whether obtained before or after the execution hereof; and

                  (b) All confidential information received by the Buyer shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

         10.3 Effect of Termination. If this Agreement is terminated and the transactions contemplated hereby are abandoned, this Agreement shall become null and void and of no further force and effect, except for this Article X, Article XI and the obligation of the Buyer to keep confidential certain information concerning the Company and the Business as described in Section 12.3 and as provided in the Confidentiality Agreement. Nothing in this Article X shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by another Party of its obligations hereunder.

                                   ARTICLE XI
                           SHAREHOLDER REPRESENTATIVE

         11.1 Appointment of Shareholder Representative. The Company and the Company Shareholders, by virtue of the adoption of this Agreement, irrevocably appoint Gregory Bunting to act as their sole and exclusive representative (the "Shareholder Representative") to receive installments of the Escrow Amount and the A/R Reserve Escrow amount on the Company Shareholders' behalf and to make all decisions and determinations under or relating hereto on their behalf that the Shareholder Representative may deem necessary or appropriate. Without limiting the generality of the immediately preceding sentence, the Shareholder Representative may, in his good faith discretion, object to, settle or compromise any Indemnity Claim made under this Agreement or any dispute with respect to the Escrow Fund or the A/R Reserve Escrow or any installment thereof, and authorize payments to be made with respect thereto. All actions taken by the Shareholder Representative hereunder shall be binding upon the Company Shareholders and their successors as if expressly confirmed and ratified in writing by each of them, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same. All actions, decisions and instructions of the Shareholder Representative shall be conclusive and binding upon all of the Company Shareholders and no Company Shareholders shall have any cause of action against the Shareholder Representative for any action taken, decision made or instruction given by such Shareholder Representative under or with respect to this Agreement, except for gross negligence or willful misconduct by such Shareholder Representative.

         11.2 Shareholder Representative Escrow. As provided in Section 9 of the Escrow Agreement, at the Closing a sum equal to one percent (1%) of the Estimated Purchase Price out of the portion of the Purchase Price to be paid by the Buyer at Closing shall be placed into an interest-bearing escrow account (the "Shareholder Representative Escrow") established by the Shareholder Representative. The Shareholder Representative shall have the right to withdraw funds from the Shareholder Representative Escrow to cover "Expenses" (as defined in the Escrow Agreement), and the establishment of the Shareholder Representative Escrow and withdrawals therefrom pursuant to the provisions of
Section 9 of the Escrow Agreement are hereby specifically authorized.

         11.3 Successor Shareholder Representative. The Shareholder Representative, or any successor to him hereafter appointed, may resign and shall be discharged of his duties hereunder and under the Escrow Agreement upon the appointment of a successor Shareholder Representative as hereinafter provided. In case of the resignation or the death or inability to act of the Shareholder Representative appointed by the Company, or any of his successors, a successor shall be named by the Company. Each such successor Shareholder Representative shall have the power, authority, rights and privileges hereby conferred upon the original Shareholder Representative succeeded by him, and the term "Shareholder Representative" as used herein and in the Escrow Agreement shall be deemed to include a successor Shareholder Representative.

                                  ARTICLE XII
                               GENERAL PROVISIONS

         12.1 Amendments and Waiver. This Agreement may be amended at any time prior to the Effective Time, whether before or after the adoption of this Agreement by the Company's Shareholders; provided that after adoption of this Agreement by the Company's Shareholders no amendment shall be made which by law requires the further approval of such Shareholders without such further approval. No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by all Parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any Party at any time or times to require performance of any provisions hereof shall in no manner affect that

Party's right at a later time to enforce the same. No waiver by any Party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         12.2 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

                      (i)       If to the Buyer:       Heritage Holdings, Inc.
                                                       8801 S. Yale Avenue, Suite 310
                                                       Tulsa, OK 74137
                                                       Fax:       (918) 493-7390
                                                       Attention: H. Michael Krimbill

                                with a copy to:        Doerner, Saunders, Daniel & Anderson LLP
                                                       320 S. Boston Ave., Suite 500
                                                       Tulsa, OK 74103
                                                       Fax:       (918) 582-1211
                                                       Attention: Lawrence T. Chambers, Jr.

                      (ii)      If to the Company:     Growth Properties
                                                       c/o Gregory Bunting
                                                       110 Mountain View
                                                       San Rafael, CA 94901
                                                       Fax: (415) 460-6352

                                with a copy to:        Sheppard, Mullin, Richter & Hampton LLP
                                                       Four Embarcadero Center, Suite 1700
                                                       San Francisco, CA 94111
                                                       Fax: (415) 434-3947
                                                       Attention:  Randal B. Short, Esq.

                      (iii)     If to the Majority     Gregory Bunting
                                Shareholders or the    110 Mountain View
                                Shareholder            San Rafael, CA 94901
                                Representative:        Fax: (415) 460-6352

                  Any Party may change its address for receiving notice by written notice given to the others named above.

         12.3 Confidentiality. All information given by any Party hereto to any other Party shall be considered confidential and shall be used only for the purposes intended. The provisions of the Confidentiality Agreement are incorporated herein by reference and shall continue to apply for the benefit of the Company and the Subsidiaries as if entirely set forth herein, unless and until the Closing occurs. The provisions of this Section 12.3 and of the Confidentiality Agreement referenced in the preceding sentence shall remain in force and effect notwithstanding any termination of this Agreement under Article X hereof.

         12.4 No Public Announcement. Neither the Buyer nor the Company nor any of the affiliates of either of them shall make any public announcement or disclosure concerning the transactions contemplated by this Agreement without the prior written approval of the other Party, except as required by law or as permitted by this Section 12.4. If any Party or any of its affiliates determines upon advice of counsel that a public announcement or disclosure is required by applicable securities laws or regulations or stock exchange regulations, such Party may make the announcement or disclosure provided it first consults with the other Party hereto so that the Parties may coordinate concurrent public announcements and/or other disclosures and review the proposed text of such announcement. In addition, the Parties shall jointly prepare press releases disclosing the sale of the Company to the Buyer, for release immediately upon the execution of this Agreement and immediately after the Closing.

         12.5 Expenses. Except as otherwise expressly provided herein, and except to the extent the same are paid by the Company from its cash or cash equivalents or are accrued on the Closing Balance Sheet, the Company and the Buyer shall bear their own costs and expenses in connection with the transactions contemplated hereby. Should the Buyer desire to liquidate the Company after the Closing, whether through a merger or otherwise, the Buyer may do so at its own expense. The provisions of this Section 12.5 shall survive any termination of this Agreement.

         12.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and assigns; provided, however, that no Party shall assign any rights or delegate any of its obligations created under this Agreement prior to Closing without the prior written consent of the other Parties. This Agreement does not create any rights, claims or benefits inuring to any Person that is not a party hereto nor create or establish any third-party beneficiary hereto.

         12.7 Entire Transaction. This Agreement and the documents referred to herein contain the entire understanding among the Parties with respect to the transactions contemplated hereby and supersede all other agreements, understandings and undertakings among the Parties regarding the subject matter hereof. All Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement.

         12.8 Severability. In the event that any provision of this Agreement shall be held to be invalid or unenforceable by any court of competent jurisdiction, such holding shall in no way effect, invalidate or render unenforceable any other provision hereof.

         12.9 Governing Law and Jurisdiction. This Agreement, the Agreement of Merger, the Escrow Agreement and the other documents executed pursuant hereto or in connection herewith (the "Related Agreements") shall be governed by and construed in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. Subject to the provisions of Section 12.10, and without limiting such provisions in any way, each of the Parties submits to the jurisdiction of the United States District Court for the Northern District of California, sitting in San Francisco, California, or the Superior Court of the State of California for the County of San Francisco, in any action or proceeding arising out of or relating to this Agreement or the Related Agreements and agrees that all claims in respect of any such action or proceeding may be heard and determined in any such court. Subject to the provisions of Section 12.10, and without limiting such provisions in any way, each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement or the Related Agreements in any other court or tribunal. Each of the Parties waives any defense of inconvenient forum to the maintenance of any such action or proceeding so brought. Each Party agrees to frame any complaint brought in any such action or proceeding to support federal court jurisdiction if grounds for federal jurisdiction exist, and further agrees that any of the other Parties may require such Party to dismiss any state law case where a federal court would have jurisdiction over the subject matter.

         12.10 Dispute Resolution. Except for disputes as to the Adjustment Amount, which shall be resolved in the manner provided in Section 1.8, all disputes arising under or relating to this Agreement or the Related Agreements shall be settled by final and binding arbitration in San Francisco, California, by a mutually agreeable retired judge in the San Francisco office of the Judicial Arbitration and Mediation Service (JAMS) selected pursuant to the procedures set forth below (the "Arbitrator"). Judgment upon the award rendered by the Arbitrator may be entered only in the United States District Court for the Northern District of California or the Superior Court of San Francisco County, California, and such judgment may be enforced in any court having jurisdiction thereof. The arbitration shall proceed in accordance with the laws of the State of California, except as otherwise expressly provided herein. Any Party requesting arbitration shall serve a written demand for arbitration on the other Parties in the manner described in this Section. The demand shall set forth in reasonable detail a statement of the nature of the dispute, the amount involved and the remedies sought. No later than thirty (30) calendar days after a demand for arbitration is served, the Parties shall jointly agree upon a retired judge to serve as Arbitrator. In the event that the Parties do not agree within said 30-day period on the selection of a retired judge, then no later than ten (10) days after the end of such 30-day period, the San Francisco office of JAMS shall select a retired judge located in its San Francisco office to become the Arbitrator and to resolve the dispute.

                  No later than ten (10) calendar days after appointment of the Arbitrator pursuant to the terms of this Section 12.10, the Parties shall jointly prepare and submit to the Arbitrator a set of rules for the arbitration. In the event that the Parties do not agree on the rules for the arbitration, the Arbitrator shall establish the rules and procedures for any such proceedings which, unless the Parties otherwise agree, shall be concluded within sixty (60) days after such submission. The fees and expenses of such arbitration (including reasonable attorneys' fees) or any action to enforce an arbitration award shall be paid by the Party that does not prevail in such arbitration as determined by the Arbitrator. The Arbitrator shall not have the power to amend this Agreement in any respect, nor shall the Arbitrator have the right to award punitive damages. The Parties agree that all facts and information relating to any arbitration arising under this Agreement or the Related Agreements shall be kept confidential to the extent possible. The Parties agree that all documents filed with any court in connection with the resolution of any dispute hereunder shall be filed under seal. The decision in the arbitration proceeding shall be final and non-appealable.

                  Any action to compel arbitration or to preserve the jurisdiction of any arbitrator by obtaining interim relief pending arbitration shall be brought in the United States District Court for the Northern District of California or the Superior Court of San Francisco County, California.

         12.11 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

         12.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

         12.13 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and the Related Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Related Agreements shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or the Related Agreements. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation."

         12.14 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto agrees to use its reasonable commercial efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

            [The remainder of this page is intentionally left blank.]

                  IN WITNESS WHEREOF, each of the Parties has executed, or caused this Agreement to be executed on its behalf by a duly authorized officer all as of the date first written above.

THE COMPANY:                                           BUYER:

GROWTH PROPERTIES                                      HERITAGE HOLDINGS, INC.
By:                                                    By:
    -----------------------------------                    ---------------------------------------
Name:                                                  Name:
      ---------------------------------                      -------------------------------------
Title:                                                 Title:
       --------------------------------                       ------------------------------------

                                                       TRANSITORY SUBSIDIARY:

MAJORITY SHAREHOLDERS:                                 GROWTH PROPERTIES MERGER CORP.
                                                       By:
---------------------------------------                    ---------------------------------------
George R. Bunting, Trustee, The George R. and          Name:
Graciela O. Bunting                                          -------------------------------------
Revocable Trust                                        Title:
                                                              ------------------------------------
Number of Shares:
13,776.91 Common Stock.

---------------------------------------
Gregory S. Bunting, Trustee, The
Bunting Revocable Trust dated 08/02/96

Number of Shares:
18,219.80 Common Stock

---------------------------------------
Nancy J. Cline, Trustee, The Cline
Family Trust

Number of Shares:
18,217.80 Common Stock

---------------------------------------
Nancy J. Bunting, Trustee of the John
Christopher Bunting Trust

Number of Shares:
6,822.49 Common Stock

                                    APPENDIX

                                   DEFINITIONS


"ACCOUNTANTS" - As defined in Section 1.6(a).

"ACCOUNTING PRINCIPLES" - As defined in Section 1.7

"ACCOUNTS RECEIVABLE" - As defined in Section 1.11.

"ACCOUNTS RECEIVABLE DEFICIENCY" - As defined in Section 1.11.

"ADJUSTMENT AMOUNT" - As defined in Section 1.7.

"AGREEMENT OF MERGER" - As defined in Section 1.1.

"ARBITRATOR" - As defined in Section 12.10.

"A/R RESERVE ESCROW" - As defined in Section 1.11.

"ASSUMED DEBT" - As defined in Section 5.7.

"BENEFIT EXPENSE PRORATION" - As defined in Section 1.7

"BENEFIT PLANS" - As defined in Section 3.17(a).

"BUSINESS" - As defined in Recital B.

"BUYER" - As defined in the first paragraph of this Agreement.

"BUYER INDEMNIFIED PARTIES" - As defined in Section 9.2(a).

"BUYER'S ENVIRONMENTAL CONSULTANTS" - As defined in Section 6.9.

"CASH ADJUSTMENT AMOUNT" - As defined in Section 1.7

"CERCLA" - As defined in Section 3.23(a).

"CERTIFICATES" - As defined in Section 2.4.

"CLOSING" - As defined in Section 2.1.

"CLOSING DATE" - The date and time as of which the Closing actually takes place.

"CLOSING FINANCIAL STATEMENTS" - As defined in Section 1.8(a).



                               APPENDIX - PAGE 1

"COLLECTION PERIOD" - As defined in Section 1.11.

"COMMON DISSENTERS PROCEEDS" - As defined in Section 1.6(e).

"COMMON STOCK" - As defined in Section 1.6.

"COMPANY" - As defined in the Recitals of this Agreement.

"COMPANY INDEMNIFIED PARTIES" - As defined in Section 9.3.

"COMPANY INDEMNIFYING PARTIES" - As defined in Section 9.2(a).

"COMPANY'S KNOWLEDGE" - "Company's Knowledge" or a similar phrase with respect to the Company shall mean the actual knowledge as of the date of this Agreement or of any certificate delivered pursuant hereto of Nancy Bunting-Cline, Gregory Bunting, George Bunting, or the Shareholder Representative (if other than one of such individuals), without any duty of inquiry or investigation.

"CONFIDENTIALITY AGREEMENT" - That certain Confidentiality Agreement dated as of October 18, 2000 to which the Buyer and SSB (as agent for the Company) are parties.

"CONTROLLED ENTITY" - As defined in Schedule 1.7.

"DAMAGES" - As defined in Section 9.2(a).

"DEDUCTIBLE AMOUNT" - As defined in Section 9.5.

"DISCLOSURE SCHEDULE" - As defined in the introduction to the Schedules to this Agreement.

"DIS PERMITS" - As defined in Section 3.18.

"DISSENTERS" - As defined in Section 2.10.

"DISSENTERS PROCEEDS" - As defined in Section 1.6(e).

"DISSENTERS' RIGHTS" - As defined in Section 2.10.

"DOUBTFUL ACCOUNTS RESERVE" - As defined in Section 1.11.

"EFFECTIVE DATE" - As defined in Section 2.1.

"EFFECTIVE TIME" - As defined in Section 2.1.

"EMPLOYEES" - As defined in Section 3.15.

"EMPLOYMENT CONTRACTS" - As defined in Section 3.15.



                               APPENDIX - PAGE 2

"ENVIRONMENTAL LAWS" - As defined in Section 3.23(a).

"ENVIRONMENTAL LIABILITIES" - As defined in Section 9.5(c).

"ENVIRONMENTAL MAXIMUM" - As defined in Section 9.5(c).

"ERISA" - As defined in Section 3.17(a).

"ESCROW" - As defined in Section 2.2(a).

"ESCROW AGENT" - As defined in Section 2.2(b).

"ESCROW AGREEMENT" - As defined in Section 2.2(b).

"ESCROW AMOUNT" - As defined in Section 2.2(a).

"ESTIMATED ASSUMED DEBT" - As defined in Section 1.9.

"ESTIMATED BENEFIT EXPENSE PRORATION" - As defined in Section 1.9.

"ESTIMATED NET WORKING CAPITAL" - As defined in Section 1.9.

"ESTIMATED PURCHASE PRICE" - As defined in Section 1.9.

"EXCHANGE AGENT" - As defined in Section 2.2(a).

"EXCLUDED ASSETS" - As defined in Section 1.10.

"FINAL CASH AMOUNT" - As defined in Section 1.8(a).

"GAAP" - Generally accepted U.S. accounting principles applied on a basis consistent with the basis on which the Interim Balance Sheet and the other financial statements referred to in Section 3.6 were prepared.

"GCL" - As defined in Section 1.1.

"GOVERNMENTAL ENTITY" - Any:

                  (a) nation, state, county, city, town, district or other jurisdiction;

                  (b) federal, state, local, municipal, foreign or other government;

                  (c) governmental or quasi-governmental authority of any nature; or



                               APPENDIX - PAGE 3

                  (d) body exercising or entitled to exercise any administrative, executive, judicial, legislative, policy, regulatory or taxing authority or similar power.

"INDEMNIFYING PARTY" - As defined in Section 9.4.

"INDEMNITEE" - As defined in Section 9.4.

"INTELLECTUAL PROPERTY" - As defined in Section 3.14.

"INTERIM BALANCE SHEET" - As defined in Section 3.6.

"LICENSES AND PERMITS" - As defined in Section 3.18.

"LIENS" - Any lien, pledge, security interest, mortgage, deed of trust, or other similar encumbrance, other than any of the foregoing (i) created by or through the Buyer; (ii) with respect to property other than the Common Stock, relating to any Taxes or other governmental charges or liabilities that are not yet due or payable; (iii) with respect to property other than the Common Stock, that is a statutory lien arising in the ordinary course of business securing one or more payments not yet due and payable or, if due and payable, the validity of which is being contested in appropriate legal proceedings; or (iv) that does not interfere with the use of any material asset and that, in the aggregate, involves amounts of less than $10,000.

"LONG TERM DEBT" - As defined in Section 5.7.

"MAJORITY SHAREHOLDERS " - As defined in the recitals of this Agreement.

"MATERIAL CONTRACTS" - As defined in Section 3.19.

"MERGER " - As defined in Recital A.

"MERGER DOCUMENTS" - As defined in Section 2.1.

"NET WORKING CAPITAL" - As defined on Schedule 1.3.

"NET WORKING CAPITAL HOLDBACK" - As defined in Schedule 2.2(a).

"NON-COMPETITION AGREEMENT" - As defined in Section 7.9.

"OFFICERS' CERTIFICATE(S)" - As defined in Section 2.2(j).

"PAMPHLET NO. 58" - The publication prepared by the Technical Committee on Liquefied Petroleum Gases and acted on by the National Fire Protection Association, Inc. ("NFPA") that sets standards for the storage and handling of liquefied petroleum gases, including, among other things, maintaining liquefied petroleum gas equipment



                               APPENDIX - PAGE 4
and appliances, installing liquefied petroleum gas systems, storing portable containers and transporting liquefied petroleum gas.

"PARTY" AND "PARTIES" - As defined in the first paragraph of this Agreement.

"PENSION PLANS" - As defined in Section 3.17(a).

"PERSON" - An individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

"PERSONAL PROPERTY LEASES" - As defined in Section 3.13.

"PRELIMINARY MERGER CONSIDERATION" - As defined in Section 2.2(a).

"PREVIOUSLY OWNED/LEASED REAL ESTATE" - As defined in Section 3.23(b).

"PURCHASE PRICE" - As defined in Section 1.6.

"PURCHASE PRICE SHORTFALL" - As defined in Section 1.8(b).

"REAL ESTATE" - As defined in Section 3.12(a).

"REAL ESTATE LEASES" - As defined in Section 3.12(d).

"RELATED AGREEMENTS" - As defined in Section 12.9.

"RELATED TRANSACTIONS" - As defined in Section 7.6.

"RETAINED ENTITIES" - As defined in Section 5.7.

"SPECIFIED CASH AMOUNT" - As defined in Section 2.2(a).

"SSB" - Salomon Smith Barney, Inc.

"SHAREHOLDER INFORMATION STATEMENT" - As defined in Section 1.10.

"SHAREHOLDER REPRESENTATIVE" - As defined in Section 11.1.

"SHAREHOLDER REPRESENTATIVE ESCROW"- As defined in Section 11.2.

"SHAREHOLDERS" - As defined in Section 1.10.

"SUBSIDIARY" - The corporations (if any) listed on Schedule 3.5.

"SURVIVING CORPORATION" - As defined in Section 1.1.



                               APPENDIX - PAGE 5

"TAX OR TAXES" - As defined in Section 3.20(a).

"TRANSITORY SUBSIDIARY" - As defined in the Recitals of this Agreement.

"WARN ACT" - The Workers Adjustment Restraining and Notification Act (Title 29 U.S.C., Chapter 23, Section 2101 et seq.

"1933 ACT" - The Securities Act of 1933, as Amended.





                               APPENDIX - PAGE 6

                                    EXHIBIT A

                               AGREEMENT OF MERGER

                                    EXHIBIT B

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (the "Agreement") is made and entered into as of ____________, 2001 (the "Closing Date"), by and among Gregory S. Bunting (the "Shareholder Representative"), Heritage Holdings, Inc., a Delaware corporation (the "Buyer"), and _____________________, as escrow agent ("Escrow Agent").

         Buyer and Shareholder Representative are entering into this Agreement pursuant to the terms of that certain Agreement and Plan of Merger dated _______, 2001 entered into by and among Buyer, the Company, the Majority Shareholders and the Transitory Subsidiary (the "Merger Agreement"). Capitalized terms used in this Agreement without definition shall have the respective meanings given to them in the Merger Agreement.

The parties, intending to be legally bound, hereby agree as follows:

1.       Establishment of Escrow.

         (a) Buyer is depositing with Escrow Agent (i) an amount equal to $_______________ in immediately available funds, and (ii) an amount equal to $_______________ in immediately available funds (the "A/R Reserve Escrow") to be placed in a sub-account and be available solely to satisfy the Accounts Receivable Deficiency pursuant to Section 1.11 of the Merger Agreement. (Such amounts, as increased by any earnings thereon and as reduced by any disbursements or losses on investments, are referred to herein as the "Escrow Fund"). Buyer is also depositing into a sub-account of the Escrow Fund with the Escrow Agent an amount equal to $_______________ in immediately available funds representing the "Shareholder Representative Escrow" as described herein and in the Merger Agreement, to be available only to the Shareholder Representative. Escrow Agent acknowledges receipt of all of the foregoing amounts.

         (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Fund pursuant to the terms and conditions hereof.

2.       Investment of Funds.

         Except as Buyer and the Shareholder Representative may from time to time jointly instruct Escrow Agent in writing, the Escrow Fund shall be invested from time to time, to the extent possible, in United States Treasury Bills having a time remaining until maturity of 90 days or less and repurchase obligations secured by such United States Treasury Bills, with any remainder being deposited and maintained in a money market deposit account with Escrow Agent, until disbursement of the entire Escrow

Fund. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Fund consisting of investments to provide for payments required to be made under this Agreement.

3.       Damages.

         If after Buyer has given a Notice of Damages (as defined in Section 4 of this Agreement) to the Shareholder Representative and Escrow Agent, Damages are finally determined under Section 4 of this Agreement to be owing to Buyer, Escrow Agent shall pay to Buyer the dollar amount of such Damages from (and only to the extent of) the Escrow Fund (other than the portion of the Escrow Fund constituting the A/R Reserve Escrow, which can only be used in the manner provided in Section 6 herein) based upon joint written instructions from Buyer and the Shareholder Representative or a final non-appealable arbitration award resulting from arbitration in accordance with Section 12.10 of the Merger Agreement. Escrow Agent shall not inquire into or consider whether the Damages comply with the requirements of the Merger Agreement.

4.       Certification of Damages; Payment.

         (a) If Buyer is of the opinion that any Damages have or will or may occur, Buyer shall promptly so notify the Shareholder Representative and the Escrow Agent in writing, and each such notice (a "Notice of Damages") shall specify in reasonable detail: (i) an estimate, if practicable, of the amount of Damages (taking into account the Deductible Amount, the reduction for insurance proceeds and Tax savings, and the other limitations in Section 9 of the Merger Agreement), and (ii) the circumstances of such asserted Damages.

         (b) If the Shareholder Representative agrees in writing within 30 days after receipt of a Notice of Damages that payment is owed under this Section 4 with respect to some or all of the claimed Damages or amounts set forth in any such Notice of Damages, or if the Shareholder Representative fails to dispute some or all of the claimed Damages or amounts set forth in such Notice of Damages by furnishing written notice of such dispute to Buyer and the Escrow Agent within 30 days after receipt of such Notice of Damages, the Damages not then in dispute shall be deemed finally determined under this Section 4.

         (c) In the event that the Shareholder Representative furnishes timely written notice to Buyer, as provided in Section 4(b) hereof, of any dispute as to whether Damages have occurred or as to the amounts set forth in a Notice of Damages, then all parties affected by such claim shall promptly use their best efforts to resolve such dispute. To the extent agreement is thereafter reached in writing by the Shareholder Representative and Buyer as to the amount of any Damages theretofore in dispute, such Damages, in the amount agreed upon, shall be deemed finally determined under this Section 4 and the Buyer and the Shareholder Representative shall jointly furnish a copy of such written agreement to the Escrow Agent.

         (d) In the event that the occurrence or amount of the Damages, or any part thereof, set forth in a Notice of Damages, remains in dispute for more than 60 days following the giving of such notice (or for such longer period as Buyer and the Shareholder Representative have mutually agreed upon in writing), then whether Damages have occurred and the amount of the Damages still in dispute and all matters relating thereto shall be arbitrated and finally determined in accordance with Section 12.10 of the Merger Agreement. Buyer and the Shareholder Representative shall furnish to the Escrow Agent a copy of the document reflecting the final determination of such Damages.

5.       Net Working Capital Adjustment; Cash Adjustment Amount.

         The parties acknowledge that the Escrow Fund may be used as a source of payment for that amount owing by the Shareholders to Buyer, if any, represented by the positive difference between the Estimated Purchase Price and the Purchase Price (the "Purchase Price Adjustment"), pursuant to Sections 1.7 and 1.8 of the Merger Agreement, to the extent that the Purchase Price Adjustment exceeds the Net Working Capital Holdback. Upon final determination of the Purchase Price Adjustment in accordance with Sections 1.7 and 1.8 of the Merger Agreement together with interest thereon as provided in Section 1.8(b) of the Merger Agreement, the Shareholder Representative shall have the right to instruct Escrow Agent in writing (with a copy of such instruction to be provided concurrently to Buyer) to pay to Buyer from the Escrow Fund an amount equal to the excess of (i) the Purchase Price Adjustment together with interest thereon over (ii) the Net Working Capital Holdback, as provided in Section 1.8(b)(i) of the Merger Agreement, and Escrow Agent shall comply with such instruction.

6.       Accounts Receivable.

         The parties acknowledge that the A/R Reserve Escrow has been placed in a sub-account of the Escrow as a source of payment for that amount (the "Accounts Receivable Deficiency") owing by the Shareholders to Buyer, if any, represented by the difference between the Accounts Receivable of the Company and its Subsidiaries and the actual collection of such Accounts Receivable at the expiration of the period ending four (4) months following the Closing, pursuant to Section 1.11 of the Merger Agreement. Within 25 days after the Shareholder Representative's receipt of the Buyer's written notice of the Accounts Receivable Deficiency, the Shareholder Representative shall instruct the Escrow Agent in writing (with a copy of such instruction to be provided concurrently to Buyer) to pay Buyer from the A/R Reserve Escrow the amount of the Accounts Receivable Deficiency together with interest thereon as provided in Section 1.11 of the Merger Agreement, and Escrow Agent shall comply with such instruction. In the event that the amount of the A/R Reserve Escrow exceeds the Accounts Receivable Deficiency, or if there is no Accounts Receivable Deficiency or Buyer has not provided such written notice to the Shareholder Representative within five (5) months following the Closing Date, the Buyer shall instruct the Escrow Agent in writing (with a copy of such instruction to be provided concurrently to the Shareholder Representative) to transfer such excess to the Shareholder Representative Escrow and Buyer shall so instruct the Escrow Agent. The A/R Reserve Escrow shall be used solely to satisfy any Accounts Receivable Deficiency and Buyer shall have no claim against the A/R Reserve Escrow for any other purpose or matter.

7.       Termination of Escrow.

         (a) On the date eighteen (18) months from the date of Closing, Escrow Agent shall pay and distribute fifty percent (50%) of the then existing amount of the Escrow Fund to the Company Shareholders in the proportions set forth in
Section 8 of this Agreement, subject to Section 7(c) of this Agreement.

         (b) On the date thirty-six (36) months from the date of Closing, Escrow Agent shall pay and distribute one hundred percent (100%) of the then existing amount of the Escrow Fund to the Company Shareholders in the proportions set forth in Section 8 of this Agreement, subject to Section 7(c) of this Agreement.

         (c) In the event Buyer has given a Notice of Damages as provided in
Section 4 of this Agreement, an amount equal to the aggregate dollar amount of such Damages specified in such notice shall be retained by Escrow Agent in the Escrow Fund (and the balance paid to the Company Shareholders) until it receives joint written instructions of Buyer and the Shareholder Representative or a copy of a final determination with respect to such Damages as a result of arbitration in accordance with Section 12.10 of the Merger Agreement.

8.       Allocation of Distributions to Company Shareholders.

         All payments and distributions to the Company Shareholders by the Escrow Agent or the Shareholder Representative pursuant to this Agreement (the "Distributions") shall be allocated and paid to the holders of the Common Stock and the Dissenting Shares in proportion to their respective ownership interest in such consideration.

         Payments to the Shareholders shall be made by the Escrow Agent at the addresses furnished to the Exchange Agent, provided that payments in respect of Dissenting Shares shall be made to the Buyer.

9.       Installment Sale; Tax Treatment of Interest.

         The parties hereto acknowledge and agree that the Merger shall be treated by all parties hereto as an installment sale in accordance with Section 453 of the Internal Revenue Code of 1986, as amended (the "Code"), and all parties hereto shall make all necessary tax filings relating to the Merger in a manner that is consistent with an installment sale in accordance with Section 453 of the Code. In particular, without limitation, the parties hereto acknowledge and agree that Buyer shall be deemed to be the owner of the assets which comprise the Escrow Fund (including, without limitation, all interest earned thereon) until such time as said Escrow Fund (or portion thereof) is distributed to the Company Shareholders in accordance with the terms of this Agreement. The parties further acknowledge and agree that any interest income earned with respect to the Escrow Fund shall be treated for all purposes as taxable income of the Buyer on form 1099-INT. Upon distribution of all or a portion of the Escrow Fund to the Company Shareholders, an applicable portion of any such payment shall be treated for income tax purposes as original issue discount which shall be taxable as interest income to the recipient Company Shareholder(s) and which shall be reported as interest expense by the Buyer pursuant to the terms of Section 1274 of the Code.

10.      Duties of Escrow Agent.

         (a) Escrow Agent shall not be liable, except for its own bad faith, gross negligence or willful misconduct and, except with respect to claims based upon such bad faith, gross negligence or willful misconduct that are successfully asserted against Escrow Agent, Company Shareholders and Buyer shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including, without limitation, any liability for any delays (not resulting from its bad faith, gross negligence or willful misconduct) in the investment or reinvestment of the Escrow Fund, or any loss of interest incident to any such delays.

         (b) Escrow Agent shall be entitled to rely upon any arbitration award, order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct Escrow Agent on behalf of that party unless written notice to the contrary is delivered to Escrow Agent.

         (c) Escrow Agent may act pursuant to the written advice of counsel with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

         (d) Escrow Agent does not have any interest in the Escrow Fund deposited hereunder but is serving as escrow holder only and having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes. Upon written request of the Escrow Agent, the parties hereto will provide Escrow Agent with appropriate Internal Revenue Service Forms W-9 for tax identification number certification, or non-resident alien certifications. This
Section 10(d) and Section 10(a) of this Agreement shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

         (e) Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other document or instrument held by or delivered to it.

         (f) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Fund to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Fund until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final non-appealable order of a court of competent jurisdiction.

         (g) In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Escrow Fund or in the event that Escrow Agent is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to retain the Escrow Fund until Escrow Agent shall have received (i) a final non-appealable arbitration award or order of a court of competent jurisdiction directing delivery of the Escrow Fund or (ii) a written agreement executed by all other parties hereto directing delivery of the Escrow Fund, in which event Escrow Agent shall disburse the Escrow Fund in accordance with such order or agreement. Any arbitration award or court order shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to Escrow Agent to the effect that such award or order is final and non-appealable. Escrow Agent shall act on such arbitration award or court order and legal opinion without further question.

         (h) Buyer and Shareholder Representative (on behalf of the Company Shareholders and from the Shareholder Representative Escrow) shall each pay one half (1/2) of the Escrow Agent's compensation for the services to be rendered by Escrow Agent hereunder.

         (i) No printed or other matter (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless Escrow Agent shall first have given its specific written consent thereto.

11.      Limited Responsibility.

         This Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Agreement.

12.      Shareholder Representative.

         (a) The Company Shareholders have irrevocably appointed Gregory S. Bunting to act as the sole and exclusive representative (the "Shareholder Representative") to make all decisions and determinations on behalf of the Company Shareholders under this Agreement that the Shareholder Representative may deem necessary or appropriate. Without limiting the generality of the immediately preceding sentence, the Shareholder Representative may, in his sole good faith discretion, object to, settle or compromise any Notice of Damages made by Buyer under this Agreement or any dispute with respect to the final Cash Amount, the Adjustment Amount, the Purchase Price Adjustment or the Accounts Receivable Deficiency, and authorize payments to be made with respect thereto. All action taken by the Shareholder Representative hereunder shall be binding upon the Company Shareholders and their successors as if expressly confirmed and ratified in writing by each of them, and no Company Shareholder shall have the right to object, dissent, protest or otherwise contest the same. All actions, decisions and instructions of the Shareholder Representative shall be conclusive and binding upon all of the Company Shareholders and no Company Shareholder shall have any cause of action against the Shareholder Representative for any action taken, decision made or instruction given by such Shareholder Representative under or with respect to this Agreement or the Merger Agreement, except for gross negligence or willful misconduct by such Shareholder Representative.

         (b) The Shareholder Representative will be entitled to reimbursement of reasonable costs and expenses (including reasonable attorneys' fees and arbitration costs) incurred by him or her in connection with the performance of his or her services and functions under or relating to this Agreement and/or the Merger Agreement (the "Expenses"). At the Closing, a sum equal to one percent (1%) of the Estimated Purchase Price shall be placed into an interest-bearing escrow account (the "Shareholder Representative Escrow") established by the Shareholder Representative from which the Shareholder Representative shall have the right to withdraw the Expenses, from time to time, in his discretion and without any consent or approval of Buyer or any other party. When all Escrow Funds have been disbursed as provided in this Agreement and the Expenses have been paid, the Shareholder Representative shall disburse any balance remaining in the Shareholder Representative Escrow as additional Purchase Price to the Company Shareholders, in the manner set forth in Section 8 of this Agreement; provided, however, that if the Shareholder Representative believes, in his discretion, that he may incur additional Expenses subsequent to such time in connection with any potential claims that may be asserted against the Shareholder Representative or otherwise, the Shareholder Representative shall have the right to retain such portion of the remaining balance in the Shareholder Representative Escrow for such period of time as he deems necessary, in his discretion, to cover such Expenses. Upon determination by the Shareholder Representative that no further Expenses will be incurred, the Shareholder Representative shall thereafter disburse any balance remaining in the Shareholder Representative Escrow as provided above.

         (c) The Shareholder Representative, or any successor to him hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Shareholder Representative as hereinafter provided. In case of the resignation or the death or inability to act of the Shareholder Representative appointed by the Company Shareholders, or any of his successors, a successor shall be named by the vote of a majority in interest of the Company Shareholders. Each such successor Shareholder Representative shall have the power, authority, rights and privileges hereby conferred upon the original Shareholder Representative succeeded by him, and the term "Shareholder Representative" as used herein shall be deemed to include a successor Shareholder Representative.

13.      Notices.

         All notices, requests, demands and other communications hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission with confirming copy sent by overnight courier (such as Express Mail, Federal Express, etc.) and a delivery receipt obtained and addressed to the intended recipient as follows:

If to Shareholder Representative:                         Gregory S. Bunting
                                                          110 Mountain View
                                                          San Rafael, CA 94901
                                                          Fax: (415) 460-6352

With a copy to:                                           Sheppard, Mullin, Richter & Hampton LLP
                                                          Four Embarcadero Center, Suite 1700
                                                          San Francisco, CA 94111
                                                          Fax: (415) 434-3947
                                                          Attention:  Randal B. Short, Esq.

If to Buyer:                                              Heritage Holdings, Inc.
                                                          8801 S. Yale Ave., Suite 310
                                                          Tulsa, OK  74137
                                                          Fax: (918) 493-7390
                                                          Attention: H. Michael Krimbill

With a copy to:                                           Doerner, Saunders, Daniel
                                                               & Anderson LLP
                                                          320 S. Boston Ave., Suite 500
                                                          Tulsa, OK  74103
                                                          Fax: (918) 582-1211
                                                          Attention: Lawrence T. Chambers, Jr.

If to Escrow Agent:
                                                          -------------------------------------

                                                          -------------------------------------

                                                          -------------------------------------
                                                          Fax:
                                                               --------------------------------
                                                          Attention:
                                                                     --------------------------

14.      Arbitration; Jurisdiction.

         Any controversy, claim or dispute involving the parties directly or indirectly concerning this Agreement or the subject matter hereof shall be finally settled in accordance with Section 12.10 of the Merger Agreement, and the parties submit to jurisdiction in the manner provided in Section 12.9 of the Merger Agreement in any action or proceeding arising out of or relating to this Agreement.

15.      Counterparts.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same instrument.

16.      Headings.

         The headings of sections in this Agreement are provided for convenience only and shall not affect the interpretation of this Agreement.

17.      Amendments and Waiver.

         No amendment, waiver or consent with respect to any provision of this Agreement shall in any event be effective, unless the same shall be in writing and signed by all parties hereto, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner affect that party's right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement in any one or more instances shall be deemed to be, or construed as, a further continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

18.      Exclusive Agreement and Modification.

         This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Buyer, the Shareholder Representative and the Escrow Agent.

19.      Governing Law.

         This Agreement shall be governed by the laws of the State of California, without regard to conflicts of law principles.


                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:                                       HERITAGE HOLDINGS, INC.

                                             By:
                                                  ----------------------------
                                             Its:
                                                  ----------------------------


SHAREHOLDER REPRESENTATIVE:
                                             -----------------------------------
                                             Gregory S. Bunting



ESCROW AGENT:
                                             -----------------------------------

                                             By:
                                                  ----------------------------
                                             Its:
                                                  ----------------------------

                                    EXHIBIT C

                       FORM OF OPINION OF BUYER'S COUNSEL


                  Unless otherwise defined below, all capitalized terms used below shall have the meanings ascribed to such terms in the Agreement and Plan of Merger dated as of _______________, 2001 (the "Agreement") by and among Buyer and ______________.

                  1. The Buyer has been duly organized and is validly existing as a _______________ under the laws of the State of _______________ and has all requisite [corporate] power and [corporate] authority to enter into the Agreement and Escrow Agreement and to consummate the transactions contemplated hereby and thereby.

                  2. The execution and delivery by Buyer of the Agreement and the Escrow Agreement, and the consummation by Buyer of the transactions contemplated by the Agreement and the Escrow Agreement, have been duly authorized by all necessary [corporate] action on the part of Buyer.

                  3. The Agreement and the Escrow Agreement have each been duly executed and delivered by Buyer, and each constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4. The execution, delivery and performance of the Agreement and the Escrow Agreement by Buyer will not constitute a violation by it of the terms of its [Certificate of Incorporation or bylaws], each as amended to date.

                                    EXHIBIT D

                       FORM OF OPINION OF SELLERS' COUNSEL


                  Unless otherwise defined below, all capitalized terms used below shall have the meanings ascribed to such terms in the Agreement and Plan of Merger dated as of _______________, 2001 (the "Agreement") by and among Buyer and ______________.

                  1) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has all requisite corporate power and corporate authority to enter into the Agreement and to consummate the transactions contemplated hereby.

                  2) The execution and delivery by the Sellers of the Agreement and the consummation by the Sellers of the transactions described in the Agreement have been duly authorized by all necessary action on the part of Sellers.

                  3) The Agreement has been duly executed and delivered by the Sellers and constitutes a valid and binding obligation of the Sellers enforceable against them in accordance with its terms, except as such enforceability may be subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance or other laws relating to or affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4) In the case of any Seller that is not an individual, the execution, delivery and performance of the Agreement by such Seller will not constitute a violation by it of the terms of its organizational documents.

                                    EXHIBIT E

                      FORM OF OFFICER AND DIRECTOR RELEASE

                                    EXHIBIT F

                                    CONSENTS

                                    EXHIBIT G

                        FORM OF NON-COMPETITION AGREEMENT

                                    EXHIBIT H

                        FORM OF ARTICLES OF INCORPORATION




                                      H-1